UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DigitalBridge Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DIGITALBRIDGE

DigitalBridge Group, Inc. 750 Park of Commerce Drive Suite 210 Boca Raton, Florida 33487 (561) 570-4644

MESSAGE FROM
OUR CHAIRPERSON OF THE BOARD

To the Stockholders of DigitalBridge Group, Inc.:

It is our pleasure to invite you to the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of DigitalBridge Group, Inc., a Maryland corporation. The 2026 Annual Meeting will be conducted virtually, via live audio webcast, on May 28, 2026, beginning at 9:00 a.m., Eastern Time. You will be able to attend the virtual 2026 Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting https://edge.media-server.com/mmc/p/7vduoyjr, using the passcode and control number as discussed in the enclosed Notice of Annual Meeting of Stockholders.

The 2026 Annual Meeting follows the special meeting of stockholders held on April 23, 2026, at which the Company's stockholders approved the previously announced acquisition of DigitalBridge Group, Inc. by affiliates of SoftBank Group Corp. DigitalBridge is delivering this Proxy Statement to the Company's stockholders and filing this Proxy Statement with the SEC to ensure satisfaction of its ongoing reporting and corporate governance obligations and to seek approvals in the ordinary course of business, as described further herein, during the pendency of the transaction.

I sincerely hope that you will be able to attend and participate in the virtual meeting. Whether or not you plan to attend the annual meeting via the live webcast, please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. The proxy card materials provide you with details on how to authorize a proxy to vote by these three methods.

We look forward to receiving your proxy and thank you for your continued support.

Sincerely,

NANCY A. CURTIN Chairperson

April 27, 2026 Boca Raton, Florida

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Virtual Meeting via Live Audio Webcast	Record Date
May 28, 2026 9:00 a.m., Eastern Time	https://edge.media-server.com/mmc/p/7vduoyjr Webcast Passcode: digitalbridge2026	You can vote if you are a stockholder of record on April 24, 2026.

Items of Business
1	Election of Directors	To elect 9 directors nominated by our Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;
2	Advisory Vote on Executive Compensation	To approve, on a non-binding, advisory basis, named executive officer compensation;
3	Approval of an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan	To approve an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan;
4	Ratification of Independent Registered Public Accounting Firm	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
5	Other Business	To transact any other business that may properly come before the 2026 Annual Meeting or any postponement or adjournment of the 2026 Annual Meeting.

Annual Report

Our 2025 Annual Report to Stockholders accompanies this Proxy Statement.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the virtual 2026 Annual Meeting via live webcast, you are encouraged to read the proxy statement and submit your proxy card or voting instructions form as soon as possible to ensure that your shares are represented and voted at the 2026 Annual Meeting. If you hold your shares as a record holder, you may vote your shares by proxy via the phone or the Internet by following the instructions provided on the enclosed proxy card or by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. If you hold your shares through a broker or other custodian, please follow the instructions you received from the holder of record to vote your shares.

By Order of the Board of Directors,

GEOFFREY GOLDSCHEIN Chief Legal Officer and Secretary

April 27, 2026 Boca Raton, Florida

TABLE OF
CONTENTS

1	PROXY SUMMARY
1	2026 Annual Meeting
3	2025 Year in Review
4	Corporate Governance Highlights

5	PROPOSAL NO. 1: ELECTION OF DIRECTORS
6	Board of Directors
16	Corporate Governance
21	Information about our Board of Directors and its Committees
24	Director Compensation

27	EXECUTIVE OFFICERS

29	PROPOSAL NO. 2: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

30	COMPENSATION COMMITTEE REPORT

31	COMPENSATION DISCUSSION AND ANALYSIS
32	Executive Compensation Program
44	Compensation Tables and Related Narrative
47	Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
54	Equity Compensation Plan Information

61	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
61	Ownership of Equity Securities of the Company by Directors and Executive Officers
63	Ownership of Equity Securities of the Company by 5% Stockholders

64	PROPOSAL NO. 3: APPROVAL OF AN AMENDMENT TO THE DIGITALBRIDGE GROUP, INC. 2024 OMNIBUS STOCK INCENTIVE PLAN

78	PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

79	AUDIT COMMITTEE REPORT

80	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

81	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
81	Policy for Review of Related Party Transactions

83	FREQUENTLY ASKED QUESTIONS AND ANSWERS
83	Questions and Answers about the 2026 Annual Meeting and Voting
87	Attend Our 2026 Annual Meeting of Stockholders

88	OTHER INFORMATION
88	Stockholder Proposals and Director Nominations for 2027
88	Annual Report
89	Where You Can Find More Information
89	Eliminating Duplicate Mailings
89	Incorporation by Reference

Exhibit A	First Amendment to DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan

PROXY
SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of DigitalBridge Group, Inc., a Maryland corporation (the “Company,” “DigitalBridge,” “DBRG,” “we,” “our” or “us”), on or about April 27, 2026.

This Proxy Statement contains forward-looking statements regarding DBRG’s current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors section of DBRG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

2026 Annual Meeting

Date and Time	Place via Live Audio Webcast
May 28, 2026, at 9:00 a.m., Eastern Time	https://edge.media-server.com/mmc/p/7vduoyjr; passcode: digitalbridge2026 (unique 11-digit control number required)

Voting	Technical Support for the 2026 Annual Meeting

Only holders of record of the Company’s Class A common stock, $0.01 par value per share (“Class A common stock”) and Class B common stock, $0.01 par value per share (“Class B common stock,” and together with Class A common stock, our “common stock”), as of the close of business on April 24, 2026, the record date, will be entitled to notice of and to vote at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Each share of Class A common stock entitles its holder to one vote. While holders of Class B common stock are entitled to vote at the 2026 Annual Meeting, there were no shares of Class B common stock outstanding as of the record date.

If you have difficulty accessing the virtual 2026 Annual Meeting, technicians will be available to assist you via the following toll free phone number (800) 937-5449.

DIGITALBRIDGE 2026 PROXY STATEMENT | 1

PROXY SUMMARY

Proposals and Board Recommendations

Proposal		Board Recommendation	For More Information
1	To elect 9 directors nominated by our Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified	FOR each of the nominees listed on the enclosed proxy card	Page 5
2	To approve, on a non-binding, advisory basis, named executive officer compensation	FOR	Page 29
3	To approve an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan	FOR	Page 64
4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	Page 78

How to Cast Your Vote

We have provided you with three different methods for you to vote your proxy. Please see the enclosed proxy card or voting instruction form for additional details regarding each voting method.

By Internet	By Telephone	By Mail

Vote 24/7	Dial toll-free to vote 24/7	Cast your ballot, sign your proxy card and send by pre-paid mail

2 | DIGITALBRIDGE 2026 PROXY STATEMENT

PROXY SUMMARY

2025 Year in Review: Delivering Results and Entering a New Chapter

In 2025, DigitalBridge delivered strong financial performance and met or exceeded the financial targets set at the beginning of the year, continuing to execute across its strategic priorities as a leading digital infrastructure-focused alternative asset manager. Demand for compute, connectivity, and power intensified throughout the year, driven by accelerating enterprise AI adoption, hyperscale data center expansion, and the early buildout of next-generation inference infrastructure. Against this backdrop, DigitalBridge scaled its platform, expanded its capital base, and delivered meaningful growth in fee revenue, earnings, and assets under management—demonstrating the quality of the franchise we have built.

In December 2025, DigitalBridge announced it and DigitalBridge Operating Company, LLC (the “Operating Company”) had entered into a definitive agreement to be acquired by affiliates of SoftBank Group Corp. (“SoftBank”) for $16.00 in cash per share of Class A common stock of DigitalBridge, representing a total enterprise value of approximately $4.0 billion (the “Merger”). The transaction reflects the value our team has built over the past several years and the critical role digital infrastructure will play in enabling next-generation artificial intelligence (“AI”) services at a global scale. We believe the combination of SoftBank's vision, capital strength, and global network with DigitalBridge's platform positions us to continue to serve the world's leading technology companies as SoftBank scales their AI ambitions.

Fundraise – Sustained Capital Formation and FEEUM Growth

■	Strong Capital Formation: DigitalBridge activated $7.5 billion in new fee-earning equity during 2025, driven by our latest flagship fund, DigitalBridge Partners III, which closed in November 2025, and robust co-investment activity tied to data center development.
■	FEEUM Growth: Fee-Earning Equity Under Management (“FEEUM”) grew by $5.5 billion, or 15% year-over-year, reaching $41.0 billion as of December 31, 2025, surpassing the Company’s $40 billion year-end FEEUM guidance established at the beginning of 2025.
■	Distribution Innovation: DigitalBridge partnered with Franklin Templeton to launch its inaugural programmatic private wealth distribution channel, providing institutional-quality access to digital infrastructure investments for a broader range of investors. This initiative positions DigitalBridge to access incremental long-duration capital over time.

DIGITALBRIDGE 2026 PROXY STATEMENT | 3

PROXY SUMMARY

Scale – Exceeding Our Targets Across Key Financial Metrics

■	Shareholder Returns: GAAP net income attributable to common stockholders was $83 million, or $0.46 per share, for the full year 2025. The Company continued to pay a quarterly common stock dividend of $0.01 per share and maintained its preferred stock dividend obligations throughout the year.
■	Delivering on Our Financial Commitments: At the beginning of 2025, DigitalBridge guided to 10–20% Fee-Related Earnings (“FRE”) growth and 200 basis points of FRE margin expansion. The Company exceeded the upper end of both targets. Fee revenue grew 14% year-over-year to $375 million, driven primarily by new capital formation from the DBP series and co-investment. FRE increased 33% to $142 million with FRE margin expanding to 38% for the full year. Excluding catch-up fees, FRE grew 16% to $117 million with a 33% margin. Distributable Earnings increased 84% year-over-year to $97 million. These results reflect disciplined cost management, the operating leverage inherent in the platform, and the compounding effect of sustained FEEUM growth translating into recurring fee streams.
■	Balance Sheet and Liquidity: The Company maintained a conservative capital structure with $300 million of securitized notes, access to $100 million of undrawn revolver capacity, and over $100 million of available corporate cash as of December 31, 2025.

A New Chapter for DigitalBridge

The pending transaction with SoftBank represents a compelling outcome for stockholders, delivering a significant premium to the 52-week average closing price for DBRG prior to announcement of the combination. Following the expected closing of the transaction in the second half of 2026, DigitalBridge is expected to continue to operate as a separately managed platform within SoftBank, positioned to build, scale, and finance the foundational infrastructure needed for the age of AI.

At a special meeting of stockholders held on April 23, 2026, holders of the outstanding shares of DigitalBridge common stock approved the Merger. Consummation of the Merger remains subject to the satisfaction or waiver of customary closing conditions, including the receipt of regulatory approvals, and is expected to close in the second half of 2026. Accordingly, the Company is delivering this Proxy Statement to its stockholders and filing this Proxy Statement with the SEC to ensure satisfaction of its ongoing reporting and corporate governance obligations and, assuming Proposal 3 is approved, to maintain sufficient capacity under the Company's equity incentive plan to continue to compensate its employees in the ordinary course of business.

Corporate Governance Highlights

No classified board(1)	Majority of independent directors
Majority voting standard for election of directors	Favorable stockholder rights(2)
Anti-hedging/pledging policy	Stock ownership guidelines for directors and officers
Active and ongoing stockholder engagement	Policies aligned with industry practice(3)

(1)	Stockholder approval required for the Board to adopt a classified board structure and other anti-takeover provisions.
(2)	DBRG stockholders have the ability to call special stockholders meetings, remove and replace directors, amend bylaws and approve increases in the number of shares authorized for issuance.
(3)	Corporate governance guidelines, codes of ethics, related party transactions policy, committee charters and other corporate governance documents reviewed annually.

4 | DIGITALBRIDGE 2026 PROXY STATEMENT

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously recommended that the following 9 persons be elected to serve on our Board, each until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified:

■ James Keith Brown	■ Nancy A. Curtin	■ Jeannie H. Diefenderfer
■ Marc C. Ganzi	■ Gregory J. McCray	■ Sháka Rasheed
■ Dale Anne Reiss	■ David M. Tolley	■ Jay Wintrob

All of the nominees are current directors and, with the exception of Mr. Wintrob, were elected by the stockholders at the 2025 Annual Meeting of Stockholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the 2026 Annual Meeting, a nominee is not able to serve for any reason or for good cause will not serve, proxies will be voted for an additional person designated by our Board, unless our Board determines to reduce the number of directors or to leave a vacant seat on our Board in accordance with the Company’s charter and bylaws.

Our Board of Directors Recommends a Vote “FOR” the Election of Each of the Nominees Identified Above and Nominated by our Board of Directors.

DIGITALBRIDGE 2026 PROXY STATEMENT | 5

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board of Directors

Our Board recognizes the importance of having the right mix of skills, expertise and experience and is committed to continuously reviewing its capabilities in relation to our strategic direction and ongoing refreshment. All of our directors except Marc C. Ganzi, our Chief Executive Officer, are independent. Our Nominating and Corporate Governance Committee has prioritized refreshment over the past five years, resulting in the director nominees having an average tenure of 4.2 years and an average age of 64 years. Five of our 9 director nominees have joined the Board in the last five years and the three most recent additions to the Board have added significant investment management experience, as prioritized by the Nominating and Corporate Governance Committee in connection with the Company’s strategic transformation to a pure-play alternative asset manager dedicated to digital infrastructure. Our Board of Directors believes that having a mix of directors with varied backgrounds and complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibilities. Our 9 director nominees for the 2026 Annual Meeting include three females (one of whom is also Asian American) and two African American males.

The table below summarizes the key experience, qualifications and attributes for each director nominee and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

	Brown	Curtin	Diefenderfer	Ganzi	McCray	Rasheed	Reiss	Tolley	Wintrob
CEO/Executive Leadership	◼	◼	◼	◼	◼		◼	◼	◼
Qualified Financial Expert					◼		◼	◼	◼
Digital			◼	◼	◼	◼		◼
Capital Markets	◼	◼		◼		◼	◼	◼	◼
Investment / Portfolio Management	◼	◼		◼	◼	◼	◼	◼	◼
Risk Management	◼	◼	◼	◼	◼		◼	◼	◼
Legal/Regulatory		◼		◼			◼		◼
Human Capital	◼	◼	◼	◼	◼	◼		◼	◼
Corporate Governance	◼	◼	◼	◼	◼		◼	◼	◼

6 | DIGITALBRIDGE 2026 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Director Nominees

The information below includes each director nominee’s name, age, principal occupation, business history and certain other information, including the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of our Company.

JAMES KEITH BROWN	Independent Director since 2023
Senior Advisor— Thrive Capital AGE 63 COMMITTEE MEMBERSHIPS ■ Audit Committee ■ Human Capital and Compensation Committee

EXPERIENCE

■     Senior Advisor of Thrive Capital since April 2024

■     Senior Managing Director & Global Head of Investor Relations of Coatue Management Company from 2018 to 2023

■     Senior Managing Director & Global Head of Investor Relations of Och Ziff Capital Management (now Sculptor Capital Management) (NYSE: SCU) from 2003 to 2017

■     Managing Director & Head, U.S. Institutional Sales & Relationship Management of Goldman, Sachs & Co. from 1999 to 2003

■     Managing Director, Global Asset & Investment Management, Consulting and Endowments & Foundations Division; VP, Global Asset Management, Endowments & Foundations Division at Bankers Trust Company from 1992 to 1999

■     Regional Director, Foundation & Corporate Relations at Dartmouth College from 1991 to 1992

■     J.P. Morgan & Co. from 1985 to 1990

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Over 25 years of investment management experience, including senior leadership roles in capital raising

■     Well-versed in engaging with private fund investors around the world and brings deep experience in product design and strategy

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Vertical Aerospace Ltd. (NYSE: EVTL) (April 2025 to present)

OTHER POSITIONS/RECOGNITIONS

■     Board member of Aperture Investors, LLC

■     Board member and Head of Investment Committee of the Robert Rauschenberg Foundation

■     Senior Advisor of TerraCotta Capital

■     Board member and member of co-investment committee of UNC Investment Fund (2018 to present)

■     Served as the Chair of the Operating Committee at Coatue Management LLC

■     Served on the Partner Management Committee and Business Risk Committee of Och Ziff (now Sculptor Capital Management) (NYSE: SCU) for a decade and ran Best Practice Committee for the firm

■     Chair of Executive Committee at the Lincoln Center (over 10 years)

■     President of the Board of the New Museum (over 10 years and on the board for 25 years) and served on investment, finance and audit committees, among others

■     Served as board member of Andy Warhol Foundation (Chair of Finance and on Investment and Audit Committees)

EDUCATION

■     Bachelor of Arts with Honors, University of North Carolina

DIGITALBRIDGE 2026 PROXY STATEMENT | 7

PROPOSAL NO. 1: ELECTION OF DIRECTORS

NANCY A. CURTIN	Independent Director since 2014
Interim CEO and Global Chief Investment Officer of AlTi Global, Inc. AGE 68 ■ Chairperson of the Board

EXPERIENCE

■     Interim Chief Executive Officer (since March 2026), Global Chief Investment Officer (since January 2023) and prior Board Director (January 2023 to May 2024) of AlTi Tiedemann Global (NASDAQ: ALTI). Serves as member of Executive Committee, New Product Committee and Strategic Allocation Committee.

■     Partner, Group Chief Investment Officer, Head of Investment Advisory and participant member of the Supervisory Board of Alvarium Investments from May 2020 through the business combination of Alvarium Investments with Tiedemann Wealth Management Holdings, LLC and certain other parties in January 2023

■     Chief Investment Officer and Head of Investments of Close Brothers Asset Management (CBAM), a UK investment and financial advice firm focused on private clients, high-net-worth, charities, and family offices, from 2010 to 2019

■     Chief Investment Officer and Managing Partner of Fortune Asset Management Limited, an alternatives institutional advisory business, from 2002 until its full acquisition by CBAM in 2010

■     Managing Director of Schroders Plc and Head of Global Investments for the Mutual Funds business & founded Internet Finance Partners, a venture arm of Schroders

■     Head of Emerging Markets at Baring Asset Management; Board member for Baring Venture Partners, Member of Global Senior Council and Senior Leadership Team

■     Co-Head of German Real Estate arm of Rho Asset Management, focused on private equity and real estate investments

■     Early career, M&A and Corporate Finance at Morgan Stanley and Credit Suisse First Boston

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Over 25 years of investment management experience and senior leadership roles in global asset management, private equity, real estate, and alternative asset investing that are key to the Board’s oversight of the Company’s investment strategy and management of its investment portfolio

■     Proven business builder of global investment and wealth management businesses with C-suite and board responsibility driving significant AUM growth at attractive operating margins

■     Successful track record of CIO execution; leading large investment teams in pursuit of institutional quality investment disciplines to deliver superior investment performance and integrating multiple acquired global investment businesses

■     Deep understanding of regulatory environment for investment management, with proven ability to institute best practice front line controls, oversight, and governance

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     AlTi Global, Inc. (NASDAQ: ALTI) (January 2023 to May 2024)

OTHER POSITIONS/RECOGNITIONS

■     Trustee and Chair of the Audit Committee of Right to Play, global education charity helping over 2.3 million children each year in war torn countries and areas of significant dislocation (2020-present)

■     Family Office, Board Member of $2.5 billion in assets Family Office Governance Board (2002-2012)

■     External Investment Committee Partners Capital, outsourced investment office for endowments, foundations and UHNW (2003-2018)

EDUCATION

■     Bachelor of Arts, Summa Cum Laude, Princeton University

■     Master of Business Administration, Harvard Business School

■     Harvard Business School Executive Education, Woman on Boards Certificate (2019)

■     Harvard Business School, Corporate Director Certification:

■     Audit Committees in a New Era of Governance-Completed

■     Compensation Committees: New Challenges, New Solutions-Completed

■     Making Corporate Boards More Effective-Completed

8 | DIGITALBRIDGE 2026 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

JEANNIE H. DIEFENDERFER	Independent Director since 2020
Founder and Chief Executive Officer of courageNpurpose, LLC AGE 65 COMMITTEE MEMBERSHIPS ■ Human Capital and Compensation Committee ■ Nominating and Corporate Governance Committee

EXPERIENCE

■     Founder and Chief Executive Officer of courageNpurpose, LLC since 2014

■     Executive leadership positions at Verizon Communications, including leading Verizon’s global customer care organization for its largest enterprise customers from 2010 to 2012, serving as Senior Vice President of Global Engineering & Planning from 2008 to 2010, and as Chief Procurement Officer from 2005 to 2008

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Substantial technical and operational experience in the telecommunications industry

■     Brings valuable insight and guidance on corporate governance matters and complex business issues from experience in senior executive positions and service on public and advisory boards

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Windstream Holdings, Inc. (formerly NASDAQ:WINMQ) (February 2016 to September 2020)

■     MRV Communications, Inc. (formerly NASDAQ:MRVC) (July 2014 to August 2017)

■     Westell Technologies, Inc. (OTC WSTL) (September 2015 to September 2017)

OTHER POSITIONS/RECOGNITIONS

■     NACD Directorship Certified and Chair of the NACD NJ Chapter

■     CEO of Center for Higher Ambition Leadership (June 2021 to May 2023)

■     Chair of Olin College of Engineering since October 2023

■     2020 National Association of Corporate Directors (NACD) Directorship 100 list honoree

■     Independent board member of Irth, Inc. (March 2022 to October 2025)

■     Mentor/Coach at ExCo Leadership Group since December 2023

■      Chair of the Board, Women in America

EDUCATION

■     Bachelor of Science, Tufts University

■     Master of Business Administration, Babson College

DIGITALBRIDGE 2026 PROXY STATEMENT | 9

PROPOSAL NO. 1: ELECTION OF DIRECTORS

MARC C. GANZI	Director since 2020
Chief Executive Officer of DigitalBridge AGE 54

EXPERIENCE

■     Chief Executive Officer of DigitalBridge since July 2020

■     Founded and served as Chief Executive Officer of Digital Bridge Holdings (“DBH”), from 2013 until its acquisition by DigitalBridge in July 2019; joined DigitalBridge as Managing Director and Chief Executive Officer of the digital realty platform

■     Founded Global Tower Partners (“GTP”), which grew to become one of the largest privately-owned tower companies in the U.S. under his leadership before being acquired by American Tower Corporation in 2013

■     Consulting partner for DB Capital Partners from 2000 to 2002 where he oversaw the institution’s investments in the Latin American tower sector

■     Co-founded and served as President of Apex Site Management, one of the largest third-party managers of wireless and wireline communication sites in the United States. In 2000, Apex merged with SpectraSite Communications to create one of the largest telecommunications site portfolios in the United States at the time

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Leading visionary and entrepreneur, with decades of investment experience in the digital infrastructure and telecommunications market, has led and overseen the Company’s digital transformation as Chief Executive Officer

■     Extensive experience as a founder and Chief Executive Officer of several digital companies, including DBH

OTHER POSITIONS/RECOGNITIONS

■     Member of the boards (or equivalent governing body) of Andean Telecom Partners, ExteNet Systems, Vertical Bridge, GD Towers and Zayo Group

■     Assistant Commercial Attaché in Madrid for the U.S. Department of Commerce’s Foreign Commercial Service Department in 1990

■     Presidential Intern in the White House for the George H.W. Bush administration with the Office of Special Activities and Initiatives for the Honorable Stephen M. Studdert in 1989

■     Board Member of the Wireless Infrastructure Association from 2008 to 2017 and served as Chairman from 2009 to 2011

■     Member of Nareit 2022 Advisory Board of Governors, Member of the Young Presidents’ Organization, the Broadband Deployment Advisory Committee of the Federal Communications Commission, and currently serves on the board of the Aspen Valley Ski Club

EDUCATION

■     Bachelor of Science, Wharton School of Business

10 | DIGITALBRIDGE 2026 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GREGORY J. MCCRAY	Independent Director since 2021
Chief Executive Officer of PBE Axell AGE 63 COMMITTEE MEMBERSHIPS ■ Nominating and Corporate Governance Committee ■ Human Capital and Compensation Committee (Chair)

EXPERIENCE

■     Chief Executive Officer of PBE Axell since August 2024

■     Chief Executive Officer of FDH Infrastructure Services, from June 2018 to May 2024

■     Chief Executive Officer of Access/Google Fiber in 2017

■     Chief Executive Officer of Aero Communications Inc., which provides installation, services and support to the communications industry, from 2013 to 2016

■     Chief Executive Officer of Antenova, a developer of antennas and radio frequency modules for mobile devices, from 2003 to 2012

■     Chairman and Chief Executive Officer of PipingHot Networks, which brought broadband fixed wireless access equipment to market, from 2001 to 2002

■     Senior Vice President of customer operations at Lucent Technologies from 1996 to 2000

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Extensive executive experience with 30 years of business, marketing, sales, engineering, operations, mergers and acquisitions, management and international experience in the communications technology industry

■     Experience as a current and former director at other public companies, which enables him to provide significant insight as to governance and risk-related matters

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Belden Inc. (NYSE: BDC) (February 2022 to present; Member of the Nominating and Corporate Governance Committee and the Finance Committee)

■     ADTRAN Holdings, Inc. (NASDAQ: ADTN) (May 2017 to present; Member of the Compensation Committee and the Audit Committee)

■     Centurylink, Inc. (NYSE: CTL) (January 2005 to February 2017; Chair of the Cyber Security and Risk Committee and Member of the Compensation Committee and Nominating and Corporate Governance Committee)

OTHER POSITIONS/RECOGNITIONS

■     Board Member of FreeWave Technologies (February 2020 to present)

EDUCATION

■     Bachelor of Science, Iowa State University

■     Master of Science, Industrial & Systems Engineering, Purdue University

■     Executive Business Programs, University of Illinois, Harvard, and INSEAD

DIGITALBRIDGE 2026 PROXY STATEMENT | 11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

SHÁKA RASHEED	Independent Director since 2021
General Partner, Open Opportunity Fund, L.P. AGE 54 COMMITTEE MEMBERSHIPS ■ Audit Committee ■ Nominating and Corporate Governance Committee

EXPERIENCE

■     General Partner, Open Opportunity Fund, L.P. since August 2024

■     SVP, Strategic Banking & Wealth Management at Salesforce, Inc. (NYSE: CRM) from September 2022 to October 2023

■     Managing Director, General Manager-Capital Markets, Microsoft Corporation, where he led the US Capital Markets division from September 2019 to September 2022

■     Head of Sales & Marketing at Bridgewater Associates from December 2016 to January 2019

■     Key sales leadership, business development, management and other senior client engagement roles at: Lazard Asset Management (as Managing Director & Head of Alternative Investments—Americas, from 2013 to 2016); and Citadel Asset Management (as Acting Head, and Director of Distribution—Americas from 2010 to 2013)

■     Various roles over 16 years at J.P. Morgan Chase & Co., with the last four years of his tenure at J.P. Morgan Asset Management, serving as Managing Director, Senior Client Advisor, overseeing business development

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Seasoned professional with over 25 years of business development, sales, strategy, leadership and management experience at premier financial services organizations and technology companies

■     Possesses fintech acumen and deep financial services industry expertise across investment banking, debt & equity capital markets, private wealth & institutional asset management across traditional assets and alternative investments (hedge funds, private equity, and real assets)

OTHER POSITIONS/RECOGNITIONS

■     New York Hall of Science (non-profit), Co-Chair, Nominating and Governance Committee (2022-present)

■     Former Expert Network Member at M12, Microsoft’s venture fund (2021 to 2022)

■     Former Board Member, Chair of Finance Committee, The Robert Toigo Foundation (2008 to 2012)

■     Achievement First-Endeavor Charter School (non-profit), Chairman of the Board (2005 to 2010)

■     Robert Toigo Fellow recipient (Harvard Business School)

■     At Morehouse College: Oprah Winfrey full- academic scholarship recipient, a Ford Foundation Doctoral Scholar and a Woodrow Wilson Foundation Public Policy & International Affairs Fellow, and as president of the student body and a representative on Morehouse’s Board of Trustees

EDUCATION

■     Bachelor of Arts, Morehouse College

■     Master of Business Administration, Harvard Business School

12 | DIGITALBRIDGE 2026 PROXY STATEMENT

PROPOSAL NO. 1: ELECTION OF DIRECTORS

DALE ANNE REISS	Independent Director since 2019

Former Global and Americas Director of Real Estate, Hospitality and Construction of Ernst & Young LLP

AGE 78

COMMITTEE MEMBERSHIPS

■     Audit Committee

■     Nominating and Corporate Governance Committee (Chair)

EXPERIENCE

■     Senior Managing Director of Brock Capital Group LLC since December 2009

■     Senior Partner at Ernst & Young LLP and predecessor firm from 1985 until her retirement in 2008; Global and Americas Director of Real Estate, Hospitality and Construction from 1999 to 2008. Senior consultant to Global Real Estate Center from 2008 to 2011

■     Senior Vice President and Controller at Urban Investment & Development Company from 1980 to 1985

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Extensive expertise in financial and accounting matters from her experience over an extended period at several major public accounting firms

■     Certified Public Accountant

■     Leadership experience in management and operations from her experience at major public accounting firms

■     Experience as a director of other public and private companies

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Tutor Perini Corporation (NYSE: TPC) (May 2014 to present; Chair of Audit Committee; Nominating and Governance Committee)

■     Starwood Real Estate Income Trust, Inc. (November 2017 to present; Chair of Audit Committee)

■     iStar Inc. (NYSE: STAR) (July 2008 to May 2019; Chair of Audit Committee, Member of Nominating and Governance Committee)

■     Post Properties, Inc. (formerly NYSE: PPS) (October 2008 to May 2013; Audit Committee, Nominating and Governance Committee)

■     Care Capital Properties Inc. (formerly NYSE: CCP) (August 2015 to August 2017; Chair of Compensation Committee, Nominating and Governance Committee)

■     CYS Investments, Inc. (formerly NYSE: CYS0 (January 2015 to July 2018; Audit Committee; Nominating and Governance Committee)

OTHER POSITIONS/RECOGNITIONS

■     Governor and Former Trustee of Urban Land Institute (1998 to present)

■     Trustee of Southwest Florida Community Foundation (a/k/a Collaboratory)

■     Board member of Educational Housing Services (NYC)

■     Trustee of Sanibel Police Pension Board

EDUCATION

■     Master of Business Administration, University of Chicago

■     Bachelor of Science, Illinois Institute of Technology

DIGITALBRIDGE 2026 PROXY STATEMENT | 13

PROPOSAL NO. 1: ELECTION OF DIRECTORS

DAVID M. TOLLEY	Independent Director since 2022
Former Chief Executive Officer of WeWork AGE 58 COMMITTEE MEMBERSHIPS ■ Audit Committee (Chair)

EXPERIENCE

■     Chief Executive Officer of WeWork Inc., the leading global flexible workspace provider, from May 2023 to June 2024

■     Executive Vice President and Chief Financial Officer of Intelsat S.A. from June 2019 to March 2022, where he helped to lead a multi-billion dollar restructuring of one of the world’s largest satellite communications services providers

■     Chief Financial Officer of Network Access Associates Ltd., a satellite services company, from 2017 to 2019

■     Senior Managing Director in the Private Equity Group at Blackstone from 2000 to 2011, where he led satellite services strategy and investing and served on the Private Equity Investment Committee

■     Vice President at Morgan Stanley in the Investment Banking Division, from 1990 to 2000, where he provided banking and advisory services to established and emerging companies in the broader communications sector

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Deep understanding of financial and accounting matters from his experience in management at other public and private companies

■    Expertise on board practices and corporate governance matters to DigitalBridge from service as a director of other public companies

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■     Cumulus Media Inc. (NYSE: CMLSQ) (March 2026 to present)

■     WeWork Inc. (NYSE: WE) (February 2023 to June 2024)

■     KVH Industries, Inc. (NASDAQ: KVHI) (June 2022 to present)

■     Cumulus Media (NASDAQ: CMLS) (2006 to 2017)

■     New Skies Satellites (2004 to 2006)

■     Centennial Communications (formerly NYSE: CYCL) (2001 to 2005)

OTHER POSITIONS/RECOGNITIONS

■     Board Member of ExteNet Systems (2016 to 2019)

EDUCATION

■     Master of Business Administration, Columbia Business School

■     Bachelor of Science in Economics and History, the University of Michigan

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

JAY WINTROB	Independent Director since 2025
Advisory Partner, Oaktree AGE 69 COMMITTEE MEMBERSHIPS ■ Audit Committee ■ Human Capital and Compensation Committee

EXPERIENCE

■     Advisory Partner of Oaktree Capital Group (“Oaktree”) since March 2024

■     Chief Executive Officer (2014 to 2024) and member of board of directors (2011 to 2024) of Oaktree

■     President and Chief Executive Officer of AIG Life and Retirement (from 2009 to 2014)

■     President and Chief Executive Officer (from 2001 to 2009) and Vice Chairman and Chief Operating Officer (from 1998 to 2001) of AIG Retirement Services, Inc.

■     Executive positions, including President, at SunAmerica Inc. prior to its acquisition by AIG in 1998

QUALIFICATIONS, ATTRIBUTES AND SKILLS

■     Extensive senior leadership, management and operating experience in the global asset management, life and annuity, and wealth management industries, including public and private debt and equity investing, and alternative asset management

■     Long-term experience as a Chief Executive Officer and a director of other public companies

■     Expertise in financial analysis and accounting matters

OTHER PUBLIC COMPANY BOARD EXPERIENCE

■    Brookfield Wealth Solutions (NYSE: BNT) (2021 to September 2025)

■    Oaktree Capital Group (formerly NYSE: OAK) (2011 to March 2024)

■    AIA Group Limited (HKEX 1299; Hang Seng) (2010 to 2012)

■    SunAmerica Inc. (formerly NYSE: SAI) (1997 to 1999)

■    The Advest Group (formerly NYSE: ADV) (1990 to 1992)

OTHER POSITIONS/RECOGNITIONS

■    Third Point Private Capital Partners (2025 to present)

■    Board member of several non-profit organizations, including The Eli and Edythe L. Broad Foundation and The Broad (Contemporary Art Museum), Doheny Eye Institute, Skirball Cultural Center and Cedars-Sinai Medical Center

  EDUCATION

■     Bachelor of Arts (A.B.),

University of California, Berkeley

■     Juris Doctor,

University of California, Berkeley

DIGITALBRIDGE 2026 PROXY STATEMENT | 15

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Corporate Governance

Corporate Governance Guidelines and Codes of Ethics

We are committed to good corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Principal Executive Officer and Senior Financial Officers discussed below to enhance our effectiveness. These guidelines and codes are available on our website at www.digitalbridge.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Principal Executive Officer and Senior Financial Officers, without charge, by writing to:

Investor Relations
DigitalBridge Group, Inc.
750 Park of Commerce Drive
Suite 210
Boca Raton, FL 33487.

Our Corporate Governance Guidelines are designed to assist our Board in monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing stockholder value over the long term. Our Corporate Governance Guidelines govern, among other things, Board member qualifications, responsibilities, restrictions and education, Board and committee function, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our employees, officers and directors. We strive to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our Code of Business Conduct and Ethics prohibits employees from providing gifts, favors or anything of value to government officials or employees or members of their families. We have also adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers of our Company. We will disclose any amendments or waivers from the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics on our website.

Director Independence

Of our 9 directors being nominated for election by our Board, our Board affirmatively determined that each of the following eight director nominees is independent under the NYSE listing standards:

■ James Keith Brown	■ Nancy A. Curtin
■ Jeannie H. Diefenderfer	■ Gregory J. McCray
■ Sháka Rasheed	■ Dale Anne Reiss
■ David M. Tolley	■ Jay Wintrob

In determining director independence, our Board considered whether or not each director or nominee has a direct or indirect material relationship with the Company and has otherwise complied with the requirements for independence under the applicable NYSE rules. Marc C. Ganzi is not independent, as Mr. Ganzi is our Chief Executive Officer. Mr. Schapiro was previously determined to be independent during his period of service on the Board in 2025.

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Board Leadership Structure

Our Board has appointed Ms. Curtin as our independent, non-executive Chairperson of the Board. As Chairperson of the Board, Ms. Curtin:

■	presides over all meetings of the Board (including executive sessions of the independent directors) and stockholders,
■	reviews and approves meeting agendas, meeting schedules and other information,
■	acts as a liaison between
(1)	the outside directors and management, including the Chief Executive Officer,
(2)	among independent directors, and
(3)	between interested third parties and the Board,
■	serves as the focal point of communication to the Board regarding management plans and initiatives,
■	ensures that the role between Board oversight and management operations is respected,
■	consults on stockholder engagement and governance matters, and
■	performs such other duties as the Board requires from time to time.

Our Chief Executive Officer, Mr. Ganzi, is responsible for working with the Board in setting the Company’s strategic direction and day-to-day leadership and performance. Mr. Ganzi has substantial experience, knowledge and relationships in the digital infrastructure and investment management industries and our Board believes that having the Chairperson role as a separate position allows Mr. Ganzi to focus on continued execution of the Company’s business plan, which will best serve the interests of the Company.

In addition, the Board believes that having an independent Chairperson:

(1)	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our Chief Executive Officer,
(2)	provides our Chief Executive Officer with an experienced sounding board in the Chairperson, and
(3)	provides an independent spokesperson for the Company.

Our Human Capital and Compensation Committee (“Compensation Committee”), Audit Committee and Nominating and Corporate Governance Committee are currently comprised entirely of independent directors. The Board believes that having an independent Chairperson of the Board and independent Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee provides a structure for strong independent oversight of our management. Each committee chair presides over the chair’s committee meetings and reviews and approves meeting agendas, schedules and other information for the committee. We believe that the Board’s leadership structure, including its independent chair, majority of independent directors, and allocation of oversight responsibilities to appropriate committees, provides effective board- level risk oversight. If in the future the Board, after considering facts and circumstances at that time, appoints the Chief Executive Officer as Chairperson of the Board, we will promptly publicly disclose the appointment.

Under our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board shall elect an independent director to serve as Lead Director, and the Board will develop duties and obligations for the Lead Director. We would expect any appointed Lead Director to generally assume the duties and responsibilities of our independent Chairperson described above.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Board’s Role in Risk Oversight

The Board is responsible for overseeing and monitoring our risk management processes. The Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in NYSE rules. The Board or the responsible committee considers short-term, medium-term and long-term risks in exercising their oversight responsibilities and considers the immediacy and magnitude of the potential impact of a particular risk in assessing mitigation strategies. Our Board committees meet regularly to discuss these areas of risk and report back to the Board. A summary of the areas of risk and oversight responsibilities allocated to the standing committees is set forth below.

Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee
■ Financial and Operational ■ Cybersecurity and Technology ■ Digital Continuity Plans ■ Insurance ■ Foreign Corrupt Practices Act ■ FX Exposure and Counterparty Risk ■ Conflicts and Related Party Transactions	■ Executive Compensation ■ Human Capital Management ■ Culture and Employee Engagement ■ Independent Compensation Consultant ■ Shareholder Engagement	■ Succession Planning ■ Responsible Investing Program ■ Board Recruiting and Refreshment ■ Onboarding and Board Education ■ Board and Committee Evaluations

In connection with its oversight of risk to our business, our Board and its committees consider feedback from our Chief Financial Officer, Internal Auditor and other members of management concerning the Company’s operations and strategies and consider the attendant risks to our business. The Board and its committees also engage in regular discussions regarding risk management with our independent and internal auditors. The Board routinely meets with our Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer and Chief Accounting Officer, and other members of management as appropriate in the Board’s consideration of matters submitted for Board approval and risks associated with such matters.

The Board and its committees hear reports from the members of management responsible for the matters considered to enable the Board and each committee to understand and discuss risk identification and risk management. All directors have access to members of management in the event a director wishes to follow up on items discussed during the Board meeting. The Board and its committees consult with outside advisors and experts on risk matters when necessary.

Majority Voting Standard for Election of Directors

Our bylaws provide that, in any uncontested election of directors, a director nominee will be elected by a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present. If in any uncontested election of directors an incumbent director does not receive a majority of the votes cast by stockholders entitled to vote with respect to the election of that director, our Corporate Governance Guidelines require such director to tender his or her resignation within three days after certification of the results. To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

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Directors Offer of Resignation Policy

Our Corporate Governance Guidelines provide that if a director’s principal occupation or business association changes, or if a director takes on significant additional business responsibilities, such director shall promptly inform the Board of such change and the Nominating and Corporate Governance Committee shall determine whether it is appropriate for such director to continue to serve on the Board. Whenever a member of our Board accepts a position with a company that is competitive to the Company’s business or violates our Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of our Board, such Board member must offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. Such Board member is expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation in this regard.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our Board of Directors devotes a portion of each regularly scheduled Board and committee meeting to executive sessions without management participation. In addition, our Corporate Governance Guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. Our Chairperson of the Board presides and will continue to preside at these sessions.

Director Nomination Procedures

Our goal is to ensure that our Board of Directors consists of qualified individuals that function effectively as a group. While it is expected that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors, our Nominating and Corporate Governance Committee charter provides that candidates for director must have the highest personal and professional integrity, demonstrated exceptional ability and judgment and an ability to be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders.

In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee shall assess the nominee’s independence and may consider, among other things, the following, all in the context of an assessment of the perceived needs of the Board at that time:

■	background, skill and experience;
■	personal qualities, high ethical standards and characteristics, accomplishments, and reputation in the business community;
■	knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;
■	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;
■	knowledge and expertise in various areas deemed appropriate by the Board, including background knowledge of the Company and its history and policies; and
■	fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board of Directors, (c) professional recruiting firms and (d) stockholders of the Company. The Nominating and Corporate Governance Committee also has the sole authority to consult with or retain advisors or search firms as it deems necessary or appropriate in its sole discretion, including any search firm to assist in the identification of qualified director candidates.

All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. Pursuant to our bylaws, written notice by stockholders of qualifying nominations for election to our Board at the 2026 Annual Meeting must have been received by December 18, 2025.

Communications with the Board

Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Chairperson of the Board, at the following address:

“Chairperson” c/o Secretary
DigitalBridge Group, Inc.
750 Park of Commerce Drive
Suite 210
Boca Raton, FL 33487

or by email at chairperson@digitalbridge.com.

The Chairperson of the Board will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Directors.

Insider Trading Policy

We maintain a Policy on Inside Information and Insider Trading that governs the purchase, sale, and/or other disposition of the Company’s securities by directors, executive officers and employees. The Policy on Inside Information and Insider Trading is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of our Policy on Inside Information and Insider Trading was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Transactions by the Company in its own securities are monitored by internal and external legal counsel for compliance with applicable securities laws.

Anti-Hedging/Pledging Policy

Our insider trading policy applicable to all employees of the Company, including all of our officers and members of our Board, among others, strictly prohibits at all times:

(1)	trading in call or put options involving the Company’s securities and other derivative securities,
(2)	engagement in short sales of the Company’s securities,
(3)	holding the Company’s securities in a margin account, and
(4)	pledging the Company’s stock to secure margin or other loans, except as otherwise approved by our Board.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Information about Our Board of Directors and Its Committees

During the year ended December 31, 2025, our Board met on 36 occasions. Each director attended at least 75% of the aggregate number of meetings of our Board and of all committees on which he or she served during his or her period of service.

All directors are expected to attend the annual meeting of stockholders as provided in our Corporate Governance Guidelines. All of the directors on our Board then serving attended the 2025 Annual Meeting of Stockholders.

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has adopted a committee charter, which is available on our website at www.digitalbridge.com under the heading “Shareholders—Corporate Governance” or by writing to:

Investor Relations
DigitalBridge Group, Inc.
750 Park of Commerce Drive
Suite 210
Boca Raton, FL 33487 to request a copy, without charge.

The Board also formed a separate independent transaction committee in December 2025 to evaluate and negotiate the merger with SoftBank (the “Transaction Committee”). The Transaction Committee was composed of Ms. Curtin (Chairperson) and Messrs. Brown and Tolley.

Each committee of our Board is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals referred to as “non-employee directors” in Rule 16b-3 of the Exchange Act, and “outside directors” in Section 162(m) of the Internal Revenue Code of 1986, as amended.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

2025 Board Committee Review

In connection with our Board’s dedication to Board refreshment to support the Company’s transformation, the Nominating and Corporate Governance Committee conducted an extensive evaluation of the skills, qualifications and background of our director nominees for the 2026 Annual Meeting. Following this evaluation, upon the Nominating and Corporate Governance Committee’s recommendation, the Board approved the continuation of the current committee composition and chairpersons. The below chart summarizes our current Board committee memberships.

Name	Audit	Human Capital and Compensation	Nominating and Corporate Governance
James Keith Brown
Nancy A. Curtin(1)
Jeannie H. Diefenderfer
Gregory J. McCray
Sháka Rasheed
Dale Anne Reiss
David M. Tolley
Jay Wintrob

Committee Chair	Committee Member	Audit Committee Financial Expert

(1)	Ms. Curtin serves as our independent, non-executive Chairperson of our Board.

Audit Committee

Our Board has determined that all five members of the Audit Committee are independent and financially literate under the rules of the NYSE and that three of the members, Dale Anne Reiss, David M. Tolley and Jay Wintrob, are “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee is responsible for the oversight of, among other things, our accounting and financial reporting processes, the integrity of our consolidated financial statements and financial reporting process, our systems of disclosure controls and procedures and internal control over financial reporting, the enterprise-wide risk management policies of our operations, our compliance with financial, legal and regulatory requirements and our ethics program, the evaluation of the qualifications, independence and performance of our independent registered public accounting firm, and the performance of our internal audit function. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. The Audit Committee met four times in 2025. The Audit Committee Report is included later within this Proxy Statement.

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Nominating and Corporate Governance Committee

Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending to our Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders. It also implements our board education program and our Corporate Governance Guidelines and reviews our Corporate Governance Guidelines and other corporate policies annually. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance and annually recommends to our Board members for each committee of our Board. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board’s performance as a whole and of the individual directors and reports thereon to our Board. The Nominating and Corporate Governance Committee met eleven times in 2025.

Human Capital and Compensation Committee

Our Board has determined that all members of the Compensation Committee are independent under the rules of the NYSE. The Compensation Committee is responsible for, among other things, reviewing and approving on an annual basis corporate goals and objectives relevant to our Chief Executive Officer’s compensation and evaluating our Chief Executive Officer’s performance in light of such goals and objectives, determining compensation for our executive officers, human capital management, implementing and administering our equity compensation plans, preparing and submitting a report on executive compensation for inclusion in our proxy statement and/or annual report and reviewing, evaluating and recommending to the Board, if appropriate, changes to the compensation for directors. In addition, the Compensation Committee also ensures that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

The Compensation Committee may delegate its authority to members as it deems appropriate, and any actions taken by such members must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the sole authority to retain and terminate such outside legal, accounting or other advisors to the Compensation Committee as it deems necessary and advisable in its sole discretion, including compensation consultants. In selecting such advisors or consultants, the Compensation Committee considers the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Compensation Committee will be directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee. The Compensation Committee met thirteen times in 2025. The Compensation Committee Report is included later within this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks or employee participation on the Compensation Committee.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Director Compensation

Determination of Compensation Awards

The Compensation Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider:

■	the significant amount of time that directors expend in fulfilling their duties to us,
■	participation on Board committees,
■	the skill-level required by us of members of our Board, and
■	competitive pay practice data.

In 2025, the Compensation Committee engaged an independent compensation consultant, Pay Governance, to assist in its review of competitive practice data regarding non-employee director compensation and to advise the Compensation Committee in connection with making recommendations to our Board with respect to the amount and form of such compensation. Following the Compensation Committee’s comprehensive review of competitive practice data and in consideration of advice provided by Pay Governance, the Compensation Committee recommended to our Board, and our Board approved, continuing the non-employee director compensation program described below for 2025.

Non-Employee Directors

During 2025, our non-employee directors’ fees were as follows:

	Annual Cash Retainers	Annual Stock Award
Non-Employee Directors’ Fees	($)	($)
Cash Retainer	100,000
Additional cash retainer for Chairperson(1)	125,000
Additional cash retainer for Committee Chairpersons:
■ Audit Committee	25,000
■ Compensation Committee	20,000
■ Nominating & Corporate Governance Committee	20,000
Additional cash retainer for Committee Members (other than Chairperson):
■ Audit Committee	15,000
■ Compensation Committee	10,000
■ Nominating & Corporate Governance Committee	10,000
Granted promptly following annual re-election, subject to one-year vesting condition(2)		175,000

(1)	The Chairperson attends regularly scheduled committee meetings without any additional compensation for such participation at the committee meetings for which he or she is not a member, except for any per meeting fees pursuant to the policy set forth in the paragraph below.
(2)	To be granted two business days following such director’s re-election to the Board in the form of restricted shares of Class A common stock, which will vest in full on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board. In addition, promptly following initial appointment or election to our Board, a pro rata portion (based on the period from such director’s initial appointment to the first anniversary of the Company’s most recent annual stockholder meeting) of the Annual Stock Award is granted, subject to vesting on the first anniversary of the Company’s most recent annual stockholder meeting.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The annual retainers are paid quarterly in arrears in cash. In addition, the Board has a per meeting fee of $2,500 for any Board meeting(s) (including meetings of the independent directors of the Board) attended once the number of Board meetings exceeds 8 for the fiscal year and $1,500 for any Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee meeting(s) attended once the number of meetings of such committee exceeds 8 for the fiscal year. The additional meeting fees are payable quarterly following the end of the quarter in which such meeting(s) were held. The Company also reimburses each of the directors (or pays for) their travel expenses incurred in connection with their attendance at Board and committee meetings.

In 2025, members of the Transaction Committee received $2,500 per meeting attended that exceeded one hour in duration. For meetings less than one hour in duration, the Company aggregated the number of minutes of each director’s attendance at such meetings, divided by sixty and paid the same per meeting fees on such quotient rounded down to the nearest whole meeting. The Transaction Committee met seven times in 2025.

Non-Executive Director Deferred Compensation Program

The non-executive directors have the right to elect to receive all or a portion of their annual retainers and any additional annual retainers in the form of deferred stock units in lieu of cash or restricted stock, which units would be issued as of the applicable payment date and valued based on the closing price of the Company’s shares of Class A common stock on the business day prior to such applicable payment date. Deferred stock units are payable in shares of the Company’s Class A common stock either upon the director’s departure from the Board or in annual installments over three years following departure. All deferred stock units are entitled to receive dividend equivalent payments, which are reinvested into additional deferred stock units. Any such additional deferred stock units will be subject to the same restrictions and conditions, including any vesting conditions, as the deferred stock units with respect to which they were credited.

Director Compensation for 2025

The following table provides information concerning the compensation of our non-employee directors for 2025:

	Fees Earned or		All Other
	Paid in Cash	Stock Awards(1)	Compensation	Total
Name	($)	($)	($)	($)
James Keith Brown	234,000	175,000	—	409,000
Nancy A. Curtin	334,000	175,000	—	509,000
Jeannie Diefenderfer	214,500	175,000	—	389,500
Gregory J. McCray	228,000	175,000	—	403,000
Sháka Rasheed	207,500	175,000	—	382,500
Dale Anne Reiss	228,500	175,000	—	403,500
Ian Schapiro(2)	167,940	175,000	—	342,940
David M. Tolley	205,500	175,000	—	380,500
Jay Wintrob(3)	35,560	100,211	—	135,771

(1)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of the shares of common stock and/or deferred stock units granted to each of our non-employee directors (except for Mr. Wintrob, who was appointed as a member of our Board on October 31, 2025) on May 28, 2025, which was for the annual grant in connection with each director’s election or re-election to the Board on May 23, 2025. As of December 31, 2025, except for (i) 15,271 unvested shares held by each of Mses. Diefenderfer and Reiss and Messrs. McCray and Tolley, (ii) 15,271 unvested deferred stock units held by each of Ms. Curtin and Messrs. Brown and Rasheed and (iii) 8,075 unvested shares held by Mr. Wintrob, none of our directors held any unexercised option awards or unvested stock awards that had been granted as director compensation. The stock awards in 2025 were issued in the form of deferred stock units for each of Ms. Curtin and

DIGITALBRIDGE 2026 PROXY STATEMENT | 25

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Messrs. Brown, Rasheed and Schapiro and in the form of restricted shares of the Company’s Class A common stock for each of Mses. Diefenderfer and Reiss and Messrs. McCray, Tolley and Wintrob.
(2)	Mr. Schapiro ceased to serve on the Board effective October 30, 2025.
(3)	Mr. Wintrob was appointed to our Board on October 31, 2025.

Director Stock Ownership Guidelines

Our Board adopted the following minimum stock ownership guidelines for non-executive members of our Board:

Title	Guideline
Non-Executive Directors	● ● ● ●	A multiple of 4x annual director cash base retainer

Pursuant to the Non-Executive Independent Director Compensation Policy, each non-executive director is required to maintain ownership of shares of Class A common stock of the Company (which may include deferred stock units) with a value no less than four-times (4x) the annual cash base fee for his or her services. In connection with the foregoing share ownership requirement, each non-executive director shall have until the end of the five-year period commencing upon such director’s initial election to the Board to comply with the minimum share ownership requirement in order to stand for re-election. Each director is currently in compliance with these ownership requirements or is within the five-year transition period.

26 | DIGITALBRIDGE 2026 PROXY STATEMENT

EXECUTIVE
OFFICERS

The following sets forth certain information concerning our executive officers. Our executive officers, who are appointed annually by our Board of Directors, are critical to creating and executing on the Company’s strategy.

Name	Age	Position
Marc C. Ganzi	54	Chief Executive Officer
Benjamin J. Jenkins	55	President and Chief Investment Officer
Thomas Mayrhofer	53	Chief Financial Officer and Treasurer
Geoffrey Goldschein	50	Chief Legal Officer and Secretary
Liam Stewart	48	Chief Operating Officer

See “Proposal No. 1: Election of Directors—Board of Directors” above for Mr. Ganzi’s biographical information.

BEN JENKINS
President and Chief Investment Officer

Benjamin J. Jenkins is President and Chief Investment Officer of DigitalBridge, a position he has held since March 2022. Mr. Jenkins previously served as Chief Investment Officer of the Company’s Digital IM segment and as Chairman of Digital Bridge Holdings prior to its acquisition by DigitalBridge in July 2019. Mr. Jenkins is also the Co-Founder of Digital Bridge Holdings and the former Chairman of Global Tower Partners. Prior to forming Digital Bridge Holdings in 2013, Mr. Jenkins was a Senior Managing Director and head of the Hong Kong office for The Blackstone Group. During his 12 years at Blackstone, Mr. Jenkins led over a dozen private equity investments (including Global Tower Partners) across a range of industries and geographies, including telecommunications deals in developed and emerging markets. Prior to joining Blackstone, Mr. Jenkins was an associate at Saunders, Karp and Megrue and a financial analyst at Morgan Stanley. Mr. Jenkins received a Bachelor of Arts with honors from Stanford University and an MBA with distinction from Harvard Business School.

THOMAS MAYRHOFER
Chief Financial Officer and Treasurer

Thomas Mayrhofer is Chief Financial Officer and Treasurer of DigitalBridge. Mr. Mayrhofer joined DigitalBridge in January 2024 and became DigitalBridge’s Chief Financial Officer and Treasurer on March 18, 2024. Mr. Mayrhofer previously served as Chief Financial Officer (2018-2021) and Chief Operating Officer (2019-2022) of EJF Capital, LLC. Prior to joining EJF Capital, Mr. Mayrhofer spent nearly 18 years at The Carlyle Group in a variety of financial roles across all of the firm’s products—including private equity, energy, real estate and credit. Mr. Mayrhofer concluded his tenure at The Carlyle Group as a Partner and CFO of the firm’s Private Equity business, where he led a team of more than 90 finance professionals and had oversight of approximately $100 billion of assets under management. Prior to joining Carlyle, Mr. Mayrhofer worked at Arthur Andersen LLP. Mr. Mayrhofer graduated from The College of William & Mary with a BBA in Accounting.

DIGITALBRIDGE 2026 PROXY STATEMENT | 27

EXECUTIVE OFFICERS

GEOFFREY GOLDSCHEIN
Chief Legal Officer and Secretary

Geoffrey Goldschein is Chief Legal Officer and Secretary of DigitalBridge, a position he has held since May 2023. Mr. Goldschein previously served as General Counsel of the Company’s Digital IM segment since 2018. Prior to joining DigitalBridge, Mr. Goldschein spent approximately ten years at Macquarie Infrastructure and Real Assets (MIRA), where he worked as legal counsel for many listed and unlisted infrastructure funds. Prior to MIRA, Mr. Goldschein worked in the corporate finance, mergers and acquisitions and leveraged buyout groups of several large international law firms, primarily representing private equity funds and their portfolio companies in a wide variety of domestic and international transactions. Mr. Goldschein has over 20 years of experience advising on fund formations, U.S. securities laws, portfolio company acquisitions and divestitures, and other material portfolio company matters. Mr. Goldschein received a Bachelor of Arts in Psychology, cum laude, from Tufts University. He earned a Juris Doctor from the Georgetown University Law Center, where he was a senior editor of the Georgetown Journal of International Law and served as an intern in the Satellite Division of the Federal Communications Commission.

LIAM STEWART
Chief Operating Officer

Liam Stewart is Chief Operating Officer of DigitalBridge, a position he has held since March 2022. Prior to joining DigitalBridge in September 2020 as the Chief Operating Officer of the Company’s Digital IM segment, Mr. Stewart was the Chief Financial Officer of Macquarie Infrastructure Corporation from June 2015 until September 2020. Mr. Stewart has approximately 20 years of experience in acquiring, operating and financing infrastructure assets in the U.S., Australia, and Asia. Prior to joining Macquarie Infrastructure and Real Assets in 2014, Mr. Stewart was a Senior Vice President and Management Partner at Global Tower Partners (GTP), where he had responsibility for all capital markets initiatives and led over a dozen domestic and international financings for GTP. He was also responsible for all treasury, capital markets and strategic planning, budgeting, forecasting, investor relations and reporting initiatives at GTP. Prior to joining GTP in 2009, Mr. Stewart was employed by the Macquarie Group where he had day to day responsibility for a listed Macquarie affiliate’s North American media and telecommunications investments. Mr. Stewart has an MBA from the Kellogg School of Management at Northwestern University and a Bachelor of Arts and Bachelor of Laws from the University of New South Wales. He is also admitted to practice as a solicitor in the state of New South Wales.

28 | DIGITALBRIDGE 2026 PROXY STATEMENT

PROPOSAL NO. 2:
NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We are asking our stockholders to indicate their support for the resolution approving our named executive officers’ compensation as described in this Proxy Statement. This advisory vote is commonly referred to as “say-on-pay.” This vote is not limited to any specific item of compensation but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Please see “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2025.

The resolution approving the compensation of our named executive officers is advisory and, therefore, will not have any binding legal effect on the Company, our Board or the Compensation Committee. Our Board and the Compensation Committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers.

Our Board of Directors Recommends a Vote “FOR” Approval, on a Non-binding, Advisory Basis, of Named Executive Officer Compensation.

DIGITALBRIDGE 2026 PROXY STATEMENT | 29

HUMAN CAPITAL AND COMPENSATION
COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

James Keith Brown	Jeannie H. Diefenderfer	Gregory J. McCray Chairperson	Jay Wintrob

30 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION
DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation of our named executive officers (NEOs) as follows:

Name	Position
Marc C. Ganzi	Chief Executive Officer
Benjamin J. Jenkins	President and Chief Investment Officer
Thomas Mayrhofer	Chief Financial Officer and Treasurer
Geoffrey Goldschein	Chief Legal Officer and Secretary
Liam Stewart	Chief Operating Officer

DIGITALBRIDGE 2026 PROXY STATEMENT | 31

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program

Pay for Performance Philosophy and Program Objectives

OUR PHILOSOPHY

The primary goal of our executive compensation program is to align the interests of our executive officers with those of our stockholders and investors in the funds we manage in a way that allows us to attract and retain the best executive talent to grow our business. Our executive compensation program contains elements that are designed to strengthen the link between pay and performance and to discourage excessive risk-taking. The elements of our executive compensation program include base salaries, cash bonuses, equity awards and performance fee allocations in our managed funds and investment vehicles, which is consistent with our peers in the alternative asset management industry.

We regularly benchmark our performance and compensation against our peers, taking into consideration market capitalization and complexity as indicated by revenues and other factors, to set target levels of compensation and determine the value and level of award opportunities. We focus on creating variable pay structures, emphasizing long-term compensation directly related to our stock price, relative TSR and other strategic and financial objectives. We also encourage the direct investment of our executive officers in our managed funds and investment vehicles, which is a requirement for our executives to receive performance fee allocations and further aligns the interests of our executive officers with those of stockholders and investors. See “Performance Fees.”

1	2	3	4

Annual Cash Bonus Approach	Equity and Cash Weighting	Long-Term Incentive	Performance Fee Allocations
■ We utilize a formulaic approach to determining annual cash bonus awards to executive officers involving objective metrics.	■ We set incentive targets more heavily weighted towards equity over cash compensation.	■ We grant at least 50% of long-term incentive equity compensation in the form of performance-based awards.

■ We allocate a portion of performance fees to management, which may result in payments to them, from time to time, based upon the performance of investments made by our managed funds and investment vehicles.

32 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PRACTICES

We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive market in which we operate, to align management and stockholder interests and to continue to drive our long-term track record of strong returns to stockholders. The following are key features of our executive compensation programs:

What We Do	What We Don’t Do

   Pay for performance. The vast majority of total compensation, including payments from performance fee allocations, is tied to performance (i.e., there are minimum incentive targets, but not guaranteed minimum payments) and salaries comprise a relatively small portion of each executive’s overall compensation opportunity.

   Long-term alignment with stockholders. Our equity incentive awards are subject to time-based, multi-year vesting schedules to enhance executive officer retention.

   Meaningful Performance Measures and Relative TSR Performance Alignment. We align the interest of our executive officers with our long-term investors by designing our equity compensation program to provide for future multi-year, performance-based equity awards. For awards granted in 2025, these awards were based on a three-year cumulative DE performance measure with a relative total stockholder return modifier (which modifier is capped at 1.0x when absolute TSR is negative).

   Emphasis on Performance-Based Awards. 50% of all long-term incentive awards granted to executive officers are performance-based (regardless of the source of such award).

   Clawback Policy. We impose a clawback policy consistent with SEC requirements and NYSE listing standards.

   Stock Ownership Guidelines. We follow robust stock ownership guidelines for our executives and directors.

   Peer Benchmarking. We consider and benchmark peer companies in establishing executive compensation.

   Independent Compensation Consultant. An independent compensation consultant is retained by the Compensation Committee.

   No Tax Gross Ups. We do not provide tax gross-ups on compensation payments made in connection with a change of control.

   No Guaranteed Bonuses. We do not provide guaranteed bonuses.

   No Single Trigger Cash Severance. We do not provide for single trigger cash severance in connection with a change of control.

   No Dividends on Unearned Performance-Based Awards. We will not pay dividends or distributions on unearned equity awards subject to performance-based vesting.

   No Hedging or Pledging. We do not allow hedging or pledging of Company securities.

DIGITALBRIDGE 2026 PROXY STATEMENT | 33

COMPENSATION DISCUSSION AND ANALYSIS

WE PAY FOR PERFORMANCE

Elements of Variable Pay

Variable pay, consisting of annual cash bonus, long-term incentive equity awards and, if any, performance fee allocations, constitutes the vast majority of our executive compensation. This weighting towards variable pay allows the Compensation Committee to incentivize performance in both our business operations and our stock price. To enhance pay-for-performance alignment with our stockholders, 50% of long-term incentive equity awards granted by the Company are “at-risk” performance-based stock awards. The ultimate value of performance-based stock awards depends on the Company’s achievement of the specified performance metric and the absolute and relative total stockholder return measured over the performance period. The performance fee allocation component is an element that is consistent with other alternative asset managers in recognition that the private fund investors that we serve also seek alignment with our executives, and we believe this alignment supports the continued growth of our business. See “Performance Fee Allocations.”

The following charts present the ratio of the components of recurring compensation that are variable and at risk (annual cash bonus, long-term incentive equity awards and performance fee payments) in comparison to salary in 2025 for our Chief Executive Officer individually, and the ratio of each average component for our other currently serving NEOs as a group:

Process for Determining Annual Compensation

We have adopted a structured pay model, which is primarily driven by formulaic-based determinations of rigorous financial and quantitative goals. This structured pay model, described further herein, was used to determine compensation for 2025 performance for our NEOs. Our Compensation Committee reviews our compensation program annually to ensure that it continues to align the incentives of our NEOs with the interests of our stockholders.

34 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

During the first quarter of each fiscal year, the Compensation Committee determines the annual cash bonuses and long-term incentive equity awards to be awarded with respect to performance during the prior year. In the first half of each year, the Compensation Committee also adopts an annual incentive plan, which establishes a formulaic approach to determining the amount of target cash bonuses to be paid for the current fiscal year and determines the amount of base salaries, target annual cash bonuses and target long-term incentive equity awards for each executive officer. The Compensation Committee engages Pay Governance, a nationally recognized independent consulting firm, to review and provide independent analysis and recommendations to the Compensation Committee regarding compensation to our executive officers, our annual incentive plan, our peer group and other compensation matters based on their experience and relevant market data.

During the 2025 evaluation period, to establish a framework for executive compensation for 2025, the Compensation Committee and Pay Governance discussed each of the elements of our compensation plan, including cash bonus, long-term incentive equity awards and performance fee allocations, carefully evaluated details of equity compensation plans within the Company’s peer group and reviewed other relevant company published survey data. Pay Governance met with members of the Compensation Committee and management in separate meetings and calls regarding these matters. In addition, the Compensation Committee considered the Company’s performance and relative stockholder return, the amount of compensation payable, including annual incentive awards, to similarly situated officers within our peer group and prior stockholder votes on executive compensation, among other factors, prior to adopting the 2025 Annual Incentive Plan. The 2025 Annual Incentive Plan provided objective measures for evaluating cash bonus compensation of our NEOs as described herein.

PEER BENCHMARKING

Based on recommendations from our compensation consultant, we reviewed our peer group for 2025 after considering factors such as industry, business model relevance, size, assets under management, market capitalization, and business mix, with a focus on alternative asset managers and firms with which we compete for talent. Our peer group for 2025 consisted of the following companies:

Ares Management Blue Owl Capital	Carlyle Group Cohen & Steers Hamilton Lane	StepStone Group TPG

Based on the recommendation of our compensation consultant and a review of the factors discussed above, we determined that our peer group will remain the same for 2026.

2025 Compensation Decisions

Based upon its review of our corporate performance and the individual performance of each NEO employed as of December 31, 2025, as discussed in this Compensation Discussion and Analysis, the Compensation Committee approved the compensation amounts outlined in the table below. This table provides a comprehensive summary of each such NEO’s total recurring direct compensation for the 2025 performance year. This perspective may be useful in reviewing key incentive compensation decisions, as this is how the Compensation Committee considers performance and pay, with incentive compensation generally reflective of prior year’s performance. It should be noted that the table below is not intended to be a substitute for the Summary Compensation Table presented in “Compensation Tables and Related Narrative,” as certain amounts in the table below are different from the amounts in the Summary Compensation Table. The most significant differences are that this table (i) reflects long-term incentive equity awards expected to be granted for the 2025 performance year (subject to the stockholders’ approval of the amendment to the Company’s 2024 Omnibus Stock Incentive Plan, as discussed below), while the Summary Compensation Table provides the value of the equity awards for the year in which they were granted and (ii) excludes non-recurring special bonuses and non-recurring other compensation items included in the All Other Compensation column of the Summary Compensation Table.

DIGITALBRIDGE 2026 PROXY STATEMENT | 35

COMPENSATION DISCUSSION AND ANALYSIS

2025 TOTAL RECURRING DIRECT COMPENSATION

			Long-Term		% Change
		Annual Cash	Incentive Equity	Total Direct	from
	Salary	Bonus	Awards(1)	Compensation	2024 to
Executive	($)	($)	($)	($)(2)	2025
Marc C. Ganzi	1,200,000	2,403,360	3,605,040	7,208,400	71.4%
Benjamin J. Jenkins	700,000	1,168,300	1,600,000	3,468,300	27.9%
Thomas Mayrhofer	700,000	1,835,900	2,000,000	4,535,900	11.0%
Geoffrey Goldschein	575,000	1,210,025	950,000	2,735,025	76.4%
Liam Stewart	600,000	1,276,785	1,600,000	3,476,785	54.6%
Total	$3,775,000	$7,894,370	$9,755,040	$21,424,410

(1)	Represents the dollar amount of 2025 grants expected to be granted by the Compensation Committee in 2026 (subject to the stockholders’ approval of the amendment to the Company’s 2024 Omnibus Stock Incentive Plan, as discussed below).
(2)	Excludes performance fee allocation payments. See “Performance Fees” for a discussion of performance fee allocations and the variable nature of performance fee payments.

Stockholder Engagement & 2025 Say-on-Pay Vote

Our Board believes in listening to and communicating with stockholders. We believe stockholder insight and recommendations should be an integral part of Board discussions on many matters, including compensation. The input we receive from stockholders as part of our regular engagement efforts impacts our compensation and corporate governance policies in a meaningful way. The Board, senior management and our investor relations team maintain a robust dialogue with investors to gain their perspectives on current issues and address any questions or concerns.

At our 2025 Annual Meeting of Stockholders, our stockholders voted on the say-on-pay advisory proposal to approve the compensation paid to our NEOs. Of the votes cast, more than 67% were in favor of the say-on-pay proposal at our 2025 Annual Meeting of Stockholders. The vote followed a stockholder outreach program in which we contacted holders of more than 85% of our outstanding Class A common stock in April 2025 to solicit feedback on our overall executive compensation program. Neither our CEO nor any other NEO participated in any of these meetings with investors. Our Compensation Committee deeply values the continued interest of and feedback from our stockholders on our executive compensation program and strongly considers the responses we receive from stockholders in implementing our executive compensation program.

SEC rules require the vote on the frequency of stockholder votes on executive compensation to be held at least once every six years. In light of the Board’s recommendation and the voting results with respect to the frequency of stockholder votes on executive compensation at the 2023 annual meeting of stockholders, we will continue to provide our stockholders, on an annual basis, with the opportunity to vote to approve the Company’s executive compensation program on an advisory basis until the next required vote on the frequency of stockholder votes on executive compensation. If the Merger does not close, we would expect the next stockholder vote on frequency to occur at our 2029 annual meeting.

Elements of Compensation

The key elements of our executive compensation program are (i) annual base salary, (ii) annual cash bonus, (iii) long-term incentive equity awards, (iv) performance fee allocations and (v) other benefits. The amount of the annual cash bonus is determined in accordance with an annual incentive plan established by the Compensation Committee each year. The other elements of compensation are determined by the Compensation Committee as described herein and in accordance with the contractual arrangement with our NEOs described under “Employment Agreements.”

36 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2025 ANNUAL INCENTIVE PLAN OVERVIEW

In April 2025, the Compensation Committee established the 2025 Annual Incentive Plan and approved target cash bonuses for our then-current NEOs. The 2025 Annual Incentive Plan provided an 80% weighting across three financial metrics:

■	FEEUM Capital Raise (25%)
■	FRE (30%)
■	Distributable Earnings (25%)

In addition, the 2025 Annual Incentive Plan provided a 20% weighting to an individual performance factor that allowed the Compensation Committee to take into consideration individual goals and objectives, macroeconomic factors, extraordinary contributions, underperformance and outperformance in areas not covered by core Annual Incentive Plan metrics. For 2025, the objective financial metric performance hurdles that our NEOs were required to achieve were established in connection with the Company’s budgeted operations for 2025. The 2025 Annual Incentive Plan also provided that the FEEUM Capital Raise contribution would be scaled by a factor equal to the average management fee rate divided by 0.77% (the “IMF Scaling Factor”) to ensure a focus on increasing the Company’s fee revenues. The Compensation Committee believes that the corporate financial metric targets established in the 2025 Annual Incentive Plan were robust and rigorous targets at the time they were established.

In February 2026, the Compensation Committee determined the performance and payout levels that were achieved for our annual cash bonuses for 2025 based on available financial results for the corporate financial metrics. The following summarizes the performance and payout decisions made by the Compensation Committee for each of the performance goals established in the 2025 Annual Incentive Plan:

	Minimum	Target	Maximum			NEO Payout
	(50% payout)	(100% payout)	(200% payout)	Actual	Weight	Percentage of
Performance Goal	($ in million)					Target(1)
FEEUM Capital Raise	4,178.0	5,678.0	7,178.0	5,617.0	25.0%	110	%(2)
FRE	107.1	123.1	143.5	146.9	30.0%	200%
Distributable Earnings	52.5	55.9	127.1	96.8	25.0%	158%
Individual Performance	—				20.0%	200%
Total					100.0%	166.9%

(1)	Payout range under the 2025 Annual Incentive Plan was established at 0-200% for each of our NEOs, with linear interpolation for performance between the minimum and maximum ranges set forth above. No payout below minimum threshold for each goal.
(2)	FEEUM Capital Raise payout percentage reflects IMF Scaling Factor of 112.3%.

Based on achievement levels of the performance goals and related payout percentages set forth above, weighted in accordance with the terms of the 2025 Annual Incentive Plan, annual cash bonuses pursuant to the 2025 Annual Incentive Plan were earned at a 166.9% payout percentage of the target opportunity for each of our then-current NEOs.

ANNUAL BASE SALARY

Base salaries are designed to compensate our executive officers at a fixed level of compensation that is market competitive and commensurate with each executive’s skills, experience and contributions. In determining base salaries, our Compensation Committee considers a number of factors, including each executive officer’s role and responsibilities, qualifications and experience, past performance, unique skills,

DIGITALBRIDGE 2026 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS

future potential with our Company, compensation paid for similar positions within our peer group (including other comparable companies, as applicable) and internal pay equity.

The table below sets forth the base salaries of our NEOs for the 2024 and 2025 years:

	Base Salary		Percentage
	2024	2025	Change (from
Named Executive Officer	($)	($)	2024 to 2025)
Marc C. Ganzi	1,200,000	1,200,000	0%
Benjamin J. Jenkins	700,000	700,000	0%
Thomas Mayrhofer(1)	700,000	700,000	0%
Geoffrey Goldschein	575,000	575,000	0%
Liam Stewart	600,000	600,000	0%
(1)	Mr. Mayrhofer became an executive officer in March 2024.

ANNUAL CASH BONUS

The annual bonus payment is designed to incentivize our executive officers at a variable level of compensation based on performance. The Compensation Committee determines the annual cash bonus in accordance with the pre-established terms set forth in the Annual Incentive Plan, as described above. The table below sets forth the annual cash bonuses of our NEOs for the 2024 and 2025 years:

	Annual Cash Bonus
	2024	2025	Change (from
Named Executive Officer	($)	($)	2024 to 2025)
Marc C. Ganzi	—	2,403,360	n/a
Benjamin J. Jenkins	—	1,168,300	n/a
Thomas Mayrhofer(1)	1,100,000	1,835,900	66.9%
Geoffrey Goldschein	—	1,210,025	n/a
Liam Stewart	—	1,276,785	n/a
(1)	Mr. Mayrhofer became an executive officer in March 2024 after the 2024 Annual Incentive Plan was established, and the annual bonus for his first year of employment was equal to his target annual bonus as provided by the terms of his employment agreement.

LONG-TERM INCENTIVE EQUITY AWARDS

The Compensation Committee approved the following long-term incentive equity award grants to our NEOs for 2025. The actual number of shares or restricted stock units, as applicable, granted pursuant to each type of award was based on the dollar amount of the award divided by the 10-day volume weighted average price prior to the grant date of our Class A common stock.

		DBRG	DBRG Total Long-	% of DBRG Total Long-Term
	DBRG Time-	Performance-	Term Incentive	Incentive Equity Award
	Based Award	Based Award	Equity Award	Time-	Performance-
Name	($)	($)	($)	Based	Based
Marc C. Ganzi	1,502,539	1,502,539	3,005,077	50%	50%
Benjamin J. Jenkins	1,005,401	1,005,401	2,010,801	50%	50%
Geoffrey Goldschein	487,737	487,737	975,473	50%	50%
Thomas Mayrhofer	1,000,000	1,000,000	2,000,000	50%	50%
Liam Stewart	824,474	824,474	1,648,947	50%	50%

38 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Each 2025 time-based award was issued in restricted shares of our Class A common stock and vests annually over a three-year period, subject to continued employment. Each 2025 performance-based award was issued in restricted stock units and has a three-year performance period (January 1, 2025 to December 31, 2027) with payout opportunity ranging from zero to 200% of the target value, as determined based upon the achievement of specified cumulative DE per share of the Company over such three year period (the “CDE Percentage”) as established by the compensation committee of the board of directors of the Company. In addition, payouts on the 2025 performance-based awards are subject to a relative TSR modifier, as described below, which relative TSR modifier is capped at 1.0x when absolute TSR is negative over the three-year performance period and which award is capped at 200% of target in all events. Recipients of the 2025 performance-based award will not be entitled to receive dividends or dividend equivalents before performance-based vesting has occurred.

The following table provides the scale which will be used to determine relative CDE Percentage upon completion of the three-year performance cycle for such awards

	Cumulative Distributable Earnings Per Share for the Performance Cycle	CDE Percentage(1)
Below Threshold	Below $1.16	0%
Threshold	$1.16	50%
Target	$1.55	100%
Maximum	At or greater than $1.93	200%
(1)	If the Cumulative Distributable Earnings Per Share for the Performance Cycle is greater than the “Threshold” level and is between two points set forth above, then the CDE Percentage shall be determined by linear interpolation between such points.

The following table provides the scale which will be used to determine relative TSR modifier (if any) upon completion of the three-year performance cycle for such awards:

	Relative TSR Percentile for the Performance Cycle	Relative TSR Modifier(1)
Threshold	At or less than 30th percentile	0.8
Target	55th percentile	1.0(2)
Maximum	At or greater than 80th percentile	1.2

(1)	If the TSR Percentile is greater than the “Threshold” level and is between two points set forth above, then the relative TSR modifier is determined by linear interpolation between such points.
(2)	Represents the maximum if absolute TSR is negative.

2022 PSU awards

The performance-based awards for 2022 were issued in restricted stock units and had a three-year performance period (March 15, 2022 to March 14, 2025) with payout opportunity ranging from zero to 200% of the target value, depending on the relative TSR of the Company as compared to the Company’s peer group for 2022. Based on our TSR during the performance period relative to the peer group, the performance-based awards for 2022 were forfeited.

2023 PSU awards

The performance-based awards for 2023 were issued in restricted stock units and had a three-year performance period (March 15, 2023 to March 14, 2026) with payout opportunity ranging from zero to 200% of the target value, depending on the relative TSR of the Company as compared to the Company’s peer group for 2023. Based on our TSR during the performance period relative to the peer group, the performance-based awards for 2023 were forfeited.

DIGITALBRIDGE 2026 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Vesting Policy

Pursuant to the Company’s broad-based retirement vesting policy, in connection with an eligible participant’s “qualified retirement,” (i) all outstanding and unvested shares of our Class A common stock granted following the effective date of such policy become fully vested upon such eligible participant’s retirement effective date, (ii) all outstanding and unvested restricted stock units that vest based on the attainment of performance goals granted following the effective date of such policy remain eligible to vest following the retirement effective date in accordance with the terms and conditions of such award subject to achievement of the applicable performance goals, and (iii) 50% of such eligible participant’s carried interest awards become fully vested upon such eligible participant’s retirement effective date. For purposes of the retirement vesting policy, a “qualifying retirement” occurs upon an eligible participant’s voluntary resignation (excluding a termination as a result of cause, death, or disability or in anticipation of a termination for cause) that occurs on or after the date that the sum of the eligible participant’s age and number of years of continuous service equals 65 if (a) the eligible participant has also (i) accumulated at least 5 years of continuous service and (ii) attained age 55, in each case, as of his/her retirement effective date and (b) such eligible participant provides at least 6 months’ advance written notice of his/her intent to retire and does not resign before the anticipated retirement effective date set forth in the notice.

As of December 31, 2025, none of our NEOs met the respective age and service requirements under the retirement vesting policy to potentially participate under such policy.

PERFORMANCE FEES

Performance fees consist of carried interest and incentive fees:

■	Carried interest represents a disproportionate allocation of returns to us as general partner based upon the extent to which cumulative performance of a sponsored fund exceeds minimum return hurdles. Carried interest generally arises when appreciation in value of the underlying investments of the fund exceeds the minimum return hurdles, after factoring in a return of invested capital and a return of certain costs of the fund pursuant to terms of the governing documents of the fund. Realization of carried interest occurs upon disposition of all underlying investments of the fund, or in part with each disposition (typically subject to clawback mechanisms).
■	Incentive fees are fees we receive from sub-advisory accounts in our Liquid Strategies.

Consistent with the practice of our peers in the alternative asset management industry, a portion of the performance fees earned by the Company is allocated to senior management, investment professionals and certain other employees of the Company. As we cannot predict the timing and amount of future payments in respect of performance fee allocations, we do not solely use performance fee allocations to compensate our executive officers and instead have maintained a traditional corporate compensation structure (i.e., base salary, annual cash bonus and long-term incentive equity awards).

Performance fee payments are paid by our third-party investors and, as a result, such performance fee payments to our management team do not impact our general and administrative expense on a net basis. Amounts paid to our NEOs in respect of performance fee allocations are disclosed in the “All Other Compensation” column in the Summary Compensation Table.

40 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Performance Fee Allocations

The Compensation Committee determines the portion of incentives fees that are to be allocated to employees by the Company on a fund-by-fund basis and considers the advice of the Compensation Committee’s independent compensation consultant and the practices of the Company’s peers in making such determinations. The portion of carried interest from the Company’s most recently launched funds and investment vehicles that has been allocated to employees has been 60-65%. In addition, the Compensation Committee reviews and approves each performance fee allocation to an executive officer, and any contractual agreements for the Company to provide performance fee allocations to an executive officer (see “Employment Agreements”).

Awarding performance fees to our executive officers and other key employees as a component of their overall compensation is a significant means of compensating and motivating them and we believe that it is necessary to attract and retain top talent in our industry. In addition, we use performance fee allocations as a component of compensation to create alignment between our executive officers and investors in our managed funds, and we believe that this alignment has been part of the reason for our success in growing our investment management business.

Performance Fee Payments and Clawbacks

Payments in respect of performance fee allocations are not made unless a specified performance return hurdle for an investment is achieved in accordance with the terms set out in the agreement governing the fund or investment vehicle, which incentivizes us to obtain the best possible results for investors in our managed funds. As these hurdles are negotiated with third-party investors who have an interest to set the hurdles as high as possible, we believe the hurdles established are rigorous. In general, hurdle rates for performance fee allocations are met when our third-party investors receive 6-9% annualized returns, and it is only after such hurdles are achieved that we are entitled to receive 10-20% of profits. When the hurdle rates are achieved and performance fees are realized, both the Company and the employees who have received performance fee allocations benefit from the payments of such performance fees in proportion to the allocations previously approved by the Board (or committee thereof). For our investment funds that pay performance fees, those performance fees are only paid to the firm and employees of the firm to the extent an applicable fund’s portfolio of investments has profitably appreciated in value (in most cases above a specified level) during the applicable period. Moreover, if a carry fund fails to achieve specified investment returns due to diminished performance of later investments, we are entitled to “clawback” carried interest payments previously made to an employee for the benefit of the limited partner investors in that fund, and we escrow a portion of all carried interest payments made to employees to help fund their potential future “clawback” obligations, all of which further discourages excessive risk-taking by our employees. The amount held back in escrow is included in the compensation reported in the Summary Compensation Table.

Payments to our NEOs from performance fee allocations are not predictable, and we anticipate that such payments will continue to be a highly variable element of executive compensation that will be significant over the long term as our managed funds mature and we exit investments that generate profits for the Company and our investors. The timing of performance fee payments may be impacted by a variety of factors including the maturity of our managed funds and vehicles, the demand for infrastructure and digital infrastructure assets, general economic conditions and other risks and factors that are described in our public filings.

DIGITALBRIDGE 2026 PROXY STATEMENT | 41

COMPENSATION DISCUSSION AND ANALYSIS

Employee Commitments

Our executive officers and other employees who receive performance fee allocations are generally required to invest their own capital into the related managed fund or investment vehicle in amounts that are proportionate to the size of their participation in performance fees. The personal commitments from our Chief Executive Officer and President typically form a significant portion of the Company’s commitment to our sponsored funds in which they receive performance fee allocations. We believe that these investments help to ensure that our employees have capital at risk in our business and reinforce the link between their economic interests and the success of the funds we manage and the related success of the Company. For more information regarding the amounts invested by our executive officers in our managed funds, see “Certain Relationships and Related Transactions—Investment in Managed Investment Vehicles.” In addition, the performance fee allocations awarded to our employees, including our executive officers, are generally subject to vesting over a three-to-four-year period.

OTHER BENEFITS

The Company provides a comprehensive benefits program to executives, including our NEOs, which mirrors the program offered to our other employees. These benefits include, among other things, a 401(k) plan with matching contributions from the Company equal to 100% of the first 5% of employee contributions and health and welfare benefits. Our NEOs participate on the same terms as other employees under these plans. The Company may also provide, from time to time, certain perquisites to our NEOs, including pursuant to the terms of their employment agreements (see “Employment Agreements” below), including the reimbursement to our Chief Executive Officer for the personal use of private aircraft for up to 100 hours each year. The Compensation Committee encourages our Chief Executive Officer to use private aircraft for travel to increase his safety, security, and productivity. Refer to “Compensation Tables and Related Narrative—Summary Compensation Table” below for additional information.

Compensation Risk Management

The Compensation Committee oversees all of our executive compensation policies and practices. In structuring our executive compensation program, the Compensation Committee is focused on enhancing the alignment of interest between our executive management and our stockholders. We believe that any risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us, including as a result of the oversight of the Compensation Committee, our clawback policy and stock ownership guidelines discussed below.

CLAWBACK POLICY

We maintain a clawback policy that is fully compliant with SEC requirements and NYSE rules. The clawback policy provides for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three years preceding the date for which the Company is required to prepare an accounting restatement. Our clawback policy has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

42 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP GUIDELINES

Our Compensation Committee adopted minimum equity ownership guidelines for our executive officers. Pursuant to these guidelines, such executive officers are expected to own an aggregate number of shares of common stock, restricted stock units of DigitalBridge or common membership units in our Operating Company (“OP Units”) or long-term incentive units in our Operating Company (“LTIP Units”), whether vested or not, with an aggregate market value as follows:

Title	Guideline
Chief Executive Officer and President	● ● ● ● ● ●	A multiple of 6X base salary in effect from time-to-time
Chief Financial Officer	● ● ● ●	A multiple of 4X base salary in effect from time-to-time
Other Executive Officers	● ● ●	A multiple of 3X base salary in effect from time-to-time

For purposes of determining compliance with these guidelines, equity that remains subject to performance- based vesting conditions (i.e., vesting based on the satisfaction of criteria other than, or in addition to, continued employment) is not counted. Ownership includes shares or units owned: (a) by such person directly or indirectly through a broker or other nominee holder; (b) by such person’s immediate family members sharing such person’s household; (c) by trusts for the benefit of such person or such person’s immediate family members; (d) by entities controlled by such person and/or such person’s spouse and of which a majority of the equity interests are owned by such person or such person’s immediate family members; or (e) in such person’s 401(k) plan, individual retirement account or employee stock purchase or deferred compensation plan.

Compliance with these guidelines is measured as of the end of each fiscal year and, for any executive officer who did not hold such position as of the date these guidelines were adopted, compliance will first be measured as of the end of the fifth full fiscal year following the year in which such officer was initially appointed to such position. All of our NEOs were in compliance with the policy as of December 31, 2025, or are on track to be by the first applicable measurement date.

TIMING OF CERTAIN EQUITY AWARDS

We do not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of our compensation program. We do not time the disclosure of material non-public information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.

DIGITALBRIDGE 2026 PROXY STATEMENT | 43

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Tables and Related Narrative

Summary Compensation Table

The following table shows the compensation for each of our NEOs in accordance with Item 402(c) of Regulation S-K.

						Non-Equity
					Stock	Incentive Plan	All Other		Total
		Salary	Bonus		Awards(1)	Compensation	Compensation		Compensation
Name	Year	($)	($)		($)	($)	($)		($)
Marc C. Ganzi	2025	1,200,000	—		2,864,222	2,403,360	1,038,032	(2)	7,505,614
Chief Executive Officer	2024	1,200,000	—		3,075,995	—	1,761,194		6,037,189
	2023	1,200,000	500,000		2,597,650	1,918,188	1,566,713		7,782,550
Benjamin J. Jenkins	2025	700,000	—		1,916,547	1,168,300	136,672	(2)	3,921,519
President and Chief Investment Officer	2024	700,000	—		1,697,820	—	372,214		2,770,034
	2023	700,000	—		1,632,608	932,453	357,887		3,622,948
Thomas Mayrhofer	2025	700,000	—		1,906,241	1,835,900	129,508		4,571,650
Chief Financial Officer and Treasurer	2024	686,987	1,400,000	(3)	1,700,000	—	128,660		3,915,646

Geoffrey Goldschein	2025	575,000	400,000	(4)	929,748	1,210,025	76,441	(2)	3,191,214
Chief Legal Officer and Secretary	2024	575,000	—		1,046,997	—	96,452		1,718,449
	2023	566,266	—		539,934	965,754	42,782		2,114,737
Liam Stewart	2025	600,000	400,000	(4)	1,571,648	1,276,785	84,222	(2)	3,932,655
Chief Operating Officer	2024	600,000	—		1,705,987	—	63,027		2,369,014
	2023	600,000	—		1,632,608	1,019,037	135,721		3,387,366

(1)	Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our NEOs. The awards in this column include grants of (i) restricted shares of Class A common stock, which vest in three annual installments following the date of grant, subject generally to the executive’s continued employment with us or any of our subsidiaries through the applicable vesting dates; and (ii) restricted stock units which remain subject to the achievement of cumulative performance goals for a three-year period following the grant date (see “Compensation Discussion and Analysis-Elements of Compensation—Long-Term Incentive Equity Awards” for a discussion regarding the performance goals for these awards) and are generally subject to continued employment through such date. The fair value of the restricted shares of our Class A common stock was determined based on our stock price on the grant date. A discussion of the assumptions used in calculating the grant date fair value of the restricted stock units is set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As required by SEC rules, the amounts shown in the Summary Compensation Table for the restricted stock units that are subject to performance conditions are based upon the probable outcome on the grant date, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

If we assumed achievement of the highest level of the performance goals and vesting for the restricted stock units would be achieved at the grant date, the value of the awards at the grant date would have been as follows:

(A)	For 2023: Marc C. Ganzi—$2,782,307; Ben Jenkins—$1,748,664; and Liam Stewart—$1,748,664.
(B)	For 2024: Marc C. Ganzi—$3,145,146; Ben Jenkins—$1,735,989; Geoff Goldschein—$1,070,534; and Liam Stewart—$1,744,339.
(C)	For 2025: Marc C. Ganzi—$2,823,326; Ben Jenkins—$1,889,183; Thomas Mayrhofer—$1,879,024; Geoff Goldschein—$916,473; and Liam Stewart—$1,549,208.

See “Compensation Discussion and Analysis-Elements of Compensation—Long-Term Incentive Awards.”

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COMPENSATION DISCUSSION AND ANALYSIS

(2)	Represents (i) $366,287, $125,231, $11,114, $38,292 and $44,096 paid to Messrs. Ganzi, Jenkins, Mayrhofer, Goldschein and Stewart, respectively, in respect of performance fee allocations, (ii) $613,997 in reimbursements to Mr. Ganzi for private air travel, (iii) $9,131, $5,526, $5,877, $3,100, and $5,072 in cash dividends on unvested stock paid to Messrs. Ganzi, Jenkins, Mayrhofer, Goldschein and Stewart, respectively, (iv) $80,570 in relocation expenses paid to Mr. Mayrhofer, (v) $400,000 in retention bonuses paid to each of Messrs. Goldschein and Stewart and (vi) matching contributions in connection with the Company’s 401(k) plan, the standard Company-paid portion of premiums toward the cost of health coverage under our group health insurance plan and premiums toward the cost of our standard life insurance coverage. Amounts with respect to performance fee allocations (which could be used to fund potential future clawback obligations if any were to arise) include amounts retained and allocated for distribution to the respective NEO but not yet distributed to the NEO as of December 31, 2025.
(3)	Mr. Mayrhofer became our Chief Financial Officer and Treasurer on March 18, 2024. Represents $300,000 sign-on bonus and $1,100,000 annual cash bonus paid to Mr. Mayrhofer at target pursuant to the terms of his employment agreement. See “Employment Agreements With Other Named Executive Officers”.
(4)	As previously disclosed, in February 2025, the Compensation Committee approved a one-time retention cash award of $400,000 to each of Messrs. Goldschein and Stewart in recognition of their importance to the Company and to promote continuity of leadership. These awards were not part of the Company’s annual incentive program and were subject to repayment in full if the executive resigned without good reason before February 17, 2026.

DIGITALBRIDGE 2026 PROXY STATEMENT | 45

COMPENSATION DISCUSSION AND ANALYSIS

2025 Grants of Plan-Based Awards Table

The following table provides information about awards granted in 2025 to each of our NEOs. There were no option awards in 2025.

									All Other Stock
									Awards:
			Estimated Possible Payouts			Estimated Possible Payouts			Number
			Under Non-Equity Incentive			Under Equity Incentive			of Shares of
			Plan Awards			Plan Awards			Stock or	Grant Date
	Approval		Threshold	Target(1)	Maximum	Threshold	Target(2)	Maximum(2)	Units(3)	Fair Value
Name	Date	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Marc C. Ganzi	2/17/2025	3/15/2025	—	—	—	—	—	—	151,466	1,452,559
	2/17/2025	3/15/2025	—	—	—	75,733	151,466	302,932	—	1,411,663
	4/2/2025	4/2/2025	—	1,440,000	2,880,000	—	—	—	—	—
Benjamin J. Jenkins	2/17/2025	3/15/2025	—	—	—	—	—	—	101,351	971,956
	2/17/2025	3/15/2025	—	—	—	50,676	101,351	202,702	—	944,591
	4/2/2025	4/2/2025	—	700,000	1,400,000	—	—	—	—	—
Thomas Mayrhofer	2/17/2025	3/15/2025	—	—	—	—	—	—	100,806	966,730
	2/17/2025	3/15/2025	—	—	—	50,403	100,806	201,612	—	939,512
	4/2/2025	4/2/2025	—	1,100,000	2,200,000	—	—	—	—	—
Geoffrey Goldschein	2/17/2025	3/15/2025	—	—	—	—	—	—	49,167	471,512
	2/17/2025	3/15/2025	—	—	—	24,584	49,167	98,334	—	458,236
	4/2/2025	4/2/2025	—	725,000	1,450,000	—	—	—	—	—
Liam Stewart	2/17/2025	3/15/2025	—	—	—	—	—	—	83,112	797,044
	2/17/2025	3/15/2025	—	—	—	41,556	83,112	166,224	—	774,604
	4/2/2025	4/2/2025	—	765,000	1,530,000	—	—	—	—	—

(1)	Represents the target and maximum cash bonuses approved by the Compensation Committee on April 2, 2025 under the 2025 Annual Incentive Plan for our NEOs. For information about the cash bonus amounts actually earned by each of our NEOs, please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Amounts are considered earned in fiscal year 2025, although they were not payable or paid, as applicable, until 2026. For additional information about the 2025 Annual Incentive Plan, see “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus.”
(2)	Represents awards of restricted stock units, which are subject to vesting based on the achievement of performance goals for the three-year period ending December 31, 2027 and are generally subject to continued employment through such date. Dividends (if any) are accrued with respect to these equity awards, and are paid only if and when the restricted stock units are earned. For additional information about the 2025 performance-based awards, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Equity Awards.” Represents 50% of the long-term incentive equity award for 2025 granted by the Company to our NEOs.
(3)	Represents awards of restricted shares of our Class A common stock, which are subject to time-based vesting in three equal annual installments beginning on the first anniversary of the grant date and are generally subject to continued employment. Dividends (if any) are paid currently with respect to these equity awards prior to vesting, including all dividends with a record date on or after the grant date. Represents 50% of the long-term equity incentive award for 2025 granted by the Company to our NEOs.

46 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Discussion of Summary Compensation and Grants of
Plan-Based Awards Tables

The terms of the awards set forth in the 2025 Grants of Plan-Based Awards Table relating to the manner in which these awards are treated in connection with a termination of employment or change of control are described below in “Compensation Tables and Related Narrative—Potential Payments on Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year End 2025

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2025 with respect to our NEOs. No option awards were outstanding as of December 31, 2025.

	Stock Awards
				Equity Incentive
			Equity Incentive Plan	Plan Awards:
			Awards: Number of	Market or Payout Value of
	Number of Shares or	Market Value of Shares or	Unearned Shares, Units	Unearned Shares, Units or
	Units of Stock that	Units of Stock that Have	or Other Rights that	Other Rights that Have Not
	Have Not Vested(1)	Not Vested(2)	Have Not Vested(3)	Vested(2)
Name	(#)	($)	(#)	($)
Marc C. Ganzi	240,282	3,685,926	244,013	3,743,159
Benjamin J. Jenkins	153,021	2,347,342	156,403	2,399,222
Thomas Mayrhofer	164,192	2,518,705	100,806	1,546,364
Geoffrey Goldschein	83,104	1,274,815	63,013	966,612
Liam Stewart	134,926	2,069,765	138,272	2,121,092

(1)	Includes the following restricted shares of Class A common stock with respect to such NEO:

	Vesting Date
	March 15,	March 15,	January 8,	March 15,	January 8,
Name	2028	2027	2027	2026	2026	Total
Marc C. Ganzi	50,490	77,606	—	112,186	—	240,282
Benjamin J. Jenkins	33,785	48,751	—	70,485	—	153,021
Thomas Mayrhofer	33,602	33,602	31,693	33,602	31,693	164,192
Geoffrey Goldschein	16,389	25,620	—	41,095	—	83,104
Liam Stewart	27,704	42,744	—	64,478	—	134,926

(2)	The value of the awards reflected in the table is based on a price per share or unit of $15.34, which was the closing price of our common stock as of December 31, 2025.
(3)	Except as described in the Footnotes to the following table, includes the following restricted stock units that are subject to vesting based on the achievement of performance goals over a three-year period and generally subject to continued employment through the applicable vesting date, with respect to each NEO. For purposes of this disclosure, the 2025 PSU Award is reflected at target performance, or 100%, and the 2023 and 2024 PSU Awards are reflected at the minimum payout

DIGITALBRIDGE 2026 PROXY STATEMENT | 47

COMPENSATION DISCUSSION AND ANALYSIS

level of 50% in accordance with applicable SEC disclosure rules. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Equity Awards” for a description of the performance-based awards.

	Performance End Date
	December 31,	December 31,	March 14,
Name	2027	2026	2026	Total
Marc C. Ganzi	151,466	40,677	51,870	244,013
Benjamin J. Jenkins	101,351	22,452	32,600	156,403
Thomas Mayrhofer	100,806	—	—	100,806
Geoffrey Goldschein	49,167	13,846	—	63,013
Liam Stewart	83,112	22,560	32,600	138,272

Option Exercises and Stock Vested in 2025

The following table sets forth certain information with respect to stock awards vesting during the year ended December 31, 2025 with respect to our NEOs. No option awards were outstanding or exercised during the year ended December 31, 2025.

	Restricted Stock Awards		Performance-Based Equity Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Vesting	on Vesting	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(1)
Marc C. Ganzi	103,458	989,058	—	—
Benjamin J. Jenkins	41,874	400,315	—	—
Thomas Mayrhofer	31,693	347,672	—	—
Geoffrey Goldschein	26,742	255,654	—	—
Liam Stewart	50,566	483,411	—	—

(1)	Based on the closing price of our Class A common stock on the NYSE on the date of vesting.

Potential Payments on Termination or Change of Control

TERMINATION/CHANGE OF CONTROL COMPENSATION TABLE

The following table shows the potential payments to our NEOs upon a termination of employment without cause or for good reason, upon a change of control of DigitalBridge, and upon the death or disability of the executive officer based on agreements, plans and policies in effect as of December 31, 2025.

The types of events constituting cause, good reason, disability and a change of control differed in some respects among the different arrangements providing for benefits to the NEOs; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences. Our NEOs were not entitled to any payments if they were terminated for cause or resigned without good reason. In preparing the tables below, we assumed the applicable event (i.e., termination, change of control, or death or disability) occurred on December 31, 2025.

48 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Market values of equity awards were determined by multiplying the applicable number of shares or units by $15.34, the per share closing price of our Class A common stock as of December 31, 2025.

		Termination
		Without Cause		Change of	Change of
		or for		Control	Control		Death or
		Good Reason		Without Termination	With Termination		Disability
Name	Payments/Benefits	($)		($)	($)		($)
Marc C. Ganzi	Severance Payment	9,842,692	(1)	—	9,842,692	(1)	1,440,000	(2)
	Equity Award Acceleration	10,643,013	(3)	10,643,013	10,643,013		10,643,013	(3)
Benjamin J. Jenkins	Severance Payment	3,580,502	(1)	—	3,580,502	(1)	700,000	(2)
	Equity Award Acceleration	6,265,373	(3)	6,265,373	6,265,373		6,265,373	(3)
Thomas Mayrhofer	Severance Payment	2,936,000	(1)	—	2,936,000	(1)	1,100,000	(2)
	Equity Award Acceleration	4,475,278	(3)	4,475,278	4,475,278		4,475,278	(3)
Geoffrey Goldschein	Severance Payment	3,405,000	(1)	—	3,405,000	(1)	725,000	(2)
	Equity Award Acceleration	2,605,897	(3)	2,605,897	2,605,897		2,605,897	(3)
Liam Stewart	Severance Payment	3,575,548	(1)	—	3,575,548	(1)	765,000	(2)
	Equity Award Acceleration	5,208,912	(3)	5,208,912	5,208,912		5,208,912	(3)

(1)	Pursuant to the employment agreements discussed under “Employment Agreements,” represents (i) a lump sum cash payment equal to one times, for Mr. Mayrhofer, two times, for Messrs. Jenkins, Goldschein and Stewart, or three times, for Mr. Ganzi the sum of the executive’s average base salary and the target bonus in effect, (ii) lump sum payment of any unpaid bonus for 2024, if any, (iii) the lump sum pro-rata target bonus for the effective period of employment for the year ended December 31, 2025, assuming the bonus was not paid in calendar year 2025, (iv) for Messrs. Ganzi, Jenkins and Goldschein, continued medical, dental and vision benefits at active employee rates for 24 months and (v) for Mr. Ganzi, the continuation of certain benefits for 24 months following termination, but excludes any perquisites and other personal benefits or property, if any, with an aggregate value less than $10,000. For Mr. Ganzi, also includes the continued use of his office and the services of a personal assistant, in each case, commensurate with those provided prior to the date of termination, for 18 months following termination.
(2)	Pursuant to the employment agreements discussed under “Employment Agreements,” represents (i) any unpaid bonus for 2024, if any, and (ii) the pro-rata target bonus for the effective period of employment for the year ended December 31, 2025, assuming the bonus was not paid in calendar year 2025, in either case, which is payable in lump sum by the Company upon termination of the NEO’s employment by us due to their death or disability. For purposes of the employment agreements, “disability” is defined as physical or mental incapacity that substantially prevents the NEO from performing their duties and that has continued for at least 180 consecutive days.
(3)	Pursuant to the employment agreements discussed under “Employment Agreements,” represents the value of all equity awards of the Company that would fully vest upon termination of the NEO’s employment by us without cause, by the NEO with good reason or upon death or disability. With respect to the performance-based restricted stock units, which are subject to performance-based conditions over a three-year period ending March 14, 2026, December 31, 2026 and December 31, 2027, following the conclusion of the performance period of the performance-based restricted stock units, the NEO would be entitled to the number of units (with a potential payout percentage between zero and 200% for the units subject to the performance period ending March 14, 2026, December 31, 2026 and December 31, 2027) that would have been earned had the NEO been an employee of the Company at such time. Solely for purposes of this disclosure, the amount included that is attributable to the value of the performance-based restricted stock units assumes deemed achievement of target performance. In addition, with respect to carried interests, which are subject to achievement of minimum return hurdles in accordance with the terms set out in the respective governing agreements for the Company’s managed private funds and other investment vehicles, represents the estimated value that each NEO would be deemed to have received upon acceleration.

The tables above do not include payments and benefits to the extent we generally provide them on a non- discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of two times the employee’s annual salary but not exceeding a total of $750,000; and (ii) disability benefits. As a result of provisions in each of our NEOs’ employment agreements, in the event that any payment or benefit to be paid or provided to such an executive set forth above would have been subject to the excise tax under Section 4999 of the Code, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would

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COMPENSATION DISCUSSION AND ANALYSIS

result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable.

Employment Agreements

The Company has employment agreements with Messrs. Ganzi, Jenkins, Mayrhofer, Goldschein and Stewart which set forth the terms and conditions of their roles with, and their oversight and management of the day-to-day business operations of, the Company. Below is a summary of the terms of these employment agreements.

EMPLOYMENT AGREEMENT WITH MARC C. GANZI

Mr. Ganzi’s employment agreement sets forth the terms and conditions of Mr. Ganzi’s service as our Chief Executive Officer. The agreement became effective on July 25, 2019 and has an initial term of five years following such date, subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal. The agreement provides that Mr. Ganzi will devote his full business time (other than vacation time, holidays, sick days and periods of disability) and attention to the performance of his duties to the Company, but will be permitted to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of his duties to the Company under the agreement.

In addition, the agreement provides that Mr. Ganzi’s principal place of business during the term of the agreement will be in Boca Raton, Florida; however, if Mr. Ganzi is required to engage in travel during the term of the agreement that results in him having to perform a significant portion of his duties at a location other than Boca Raton, Florida, and Mr. Ganzi determines to relocate his principal place of residence to a city in proximity to that other location, then the Company will pay for all reasonable relocation and return expenses that he incurs on a basis which is grossed up for taxes, with such payments subject to the approval of the Board, not to be unreasonably withheld.

The agreement further provides that Mr. Ganzi will receive an annual base salary of not less than $1,060,000 and will be eligible to receive an annual cash bonus with a target amount of no less than $1,200,000, which will be based on achievement of specified performance measures as set forth in the agreement or as otherwise mutually agreed by Mr. Ganzi and the Board. In addition, Mr. Ganzi will also be eligible to receive annual grants of equity and equity-based awards with a target value initially set at $1,800,000, subject to annual review by the Board (or a committee thereof). In addition, at least 50% of such grants made by the Company will vest based on time-based vesting conditions in no more than three equal annual installments and up to 50% will vest subject to both time-based and performance-based vesting conditions over a vesting period no longer than three years. The portion of any such annual grant subject, in part, to performance-based vesting conditions will be structured to provide an additional opportunity to earn up to 200% of the target amount of such award in the event the performance thresholds established by the Board (or committee thereof) are met. The employment agreement also provides that, for the 2021 performance year, Mr. Ganzi’s annual gross compensation (i.e., base salary, cash bonus and equity and equity-based awards) shall be no less than $2,500,000. In addition, Mr. Ganzi will receive allocations in respect of carried interests in respect of funds managed by the Company as follows: (1) for any carried interest allocated during the term of Mr. Ganzi’s employment with respect to a successor fund to DigitalBridge Partners (formerly named Digital Colony Partners) or other fund related to digital infrastructure (the “DBP Funds”), Mr. Ganzi will be allocated 15% of the carried interest earned from such funds, and (2) for any carried interest allocated during the term of Mr. Ganzi’s employment as the Company’s Chief Executive Officer with respect to any fund or similar vehicle managed by the Company (other than the DBP Funds, the Company’s fifth distressed credit fund and any product that has completed raising capital prior to July 1, 2020), Mr. Ganzi will be allocated 10% of the carried interest earned from such funds. A product will be considered to have completed raising capital even if, after July 1, 2020, such product raises capital for follow-on investments.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Ganzi will also be eligible to participate in our benefit plans made available to our senior executive officers from time to time and to receive reimbursement for certain dues and other business expenses, each as described in the employment agreement.

The employment agreement provides that, if Mr. Ganzi’s employment is terminated by the Company without “cause” (as defined in the employment agreement and including non-renewal of the agreement by the Company) or by Mr. Ganzi for “good reason” (as defined in the employment agreement and described below), and Mr. Ganzi executes, and does not revoke, a general release of claims, he will be eligible to receive (i) a lump sum cash payment equal to three times the sum of his base salary and average annual bonus with respect to the three prior calendar years (or, if any such termination of employment occurs prior to Mr. Ganzi receiving his annual bonus in respect of calendar year 2022, then his target annual bonus that is then in effect), (ii) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) continued medical, dental and vision benefits at active employee rates for 24 months following termination, (v) the continuation of certain benefits for 24 months following termination, and (vi) full vesting of all equity and equity-based awards of the Company, carried interests and other like compensation that he holds, to the extent unvested immediately prior to the date of termination. In addition, for 18 months following the date of such termination, Mr. Ganzi will receive continued use of his office and the services of a personal assistant, in each case, commensurate with those provided prior to the date of termination.

The employment agreement also provides that if Mr. Ganzi provides notice to the Company of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then he will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination and (ii) a pro-rated target bonus for the year of termination.

In addition, the employment agreement provides for full vesting of all of Mr. Ganzi’s equity and equity-based awards of the Company (other than as specified in the terms of the Sign-On Award (as defined below)), carried interests and other like compensation that he holds, to the extent unvested upon a change in control (as such term is defined in the 2014 Stock Plan).

For purposes of the employment agreement, “good reason” means, in summary, (i) a material diminution in Mr. Ganzi’s duties, authority or responsibilities or a diminution in his title (including (A) modifying Mr. Ganzi’s title and (B) after July 1, 2020, failing to nominate or maintain Mr. Ganzi as a member of the Board) or causing Mr. Ganzi to no longer report to the Board, (ii) a reduction in Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant as set forth in the employment agreement, (iii) a 25-mile relocation of Mr. Ganzi’s principal place of business from Boca Raton, Florida or, if Mr. Ganzi agrees in writing to establish another location as his principal place of business, such other location, or (iv) a material breach of the agreement by the Company (including, without limitation, failure to timely pay or award Mr. Ganzi’s base salary, target annual cash bonus or target annual equity incentive grant) or any other material agreement between Mr. Ganzi and the Company.

In the event of termination due to death or disability, Mr. Ganzi will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, (iii) full vesting of all equity- based awards of the company (other than as specified in the terms of the Sign-On Award), carried interests and other like compensation that such executive holds, to the extent unvested upon such termination.

If any payments to be made to Mr. Ganzi, whether under the employment agreement or otherwise, would subject Mr. Ganzi to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after

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COMPENSATION DISCUSSION AND ANALYSIS

such reduction would result in Mr. Ganzi receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

The employment agreement, through a restrictive covenant agreement which was amended and restated on July 17, 2020, also provides that Mr. Ganzi will not, subject to certain listed exceptions for permitted and personal activities, compete with the Company, or solicit the Company’s investors or customers or employees or those of the Company’s subsidiaries during his employment with the Company and, unless his employment is terminated by the Company without cause (as defined in the agreement), by Mr. Ganzi for “good reason” (as defined in the agreement and described above), or by the Company or Mr. Ganzi following a change in control (as such term is defined in the Company’s equity incentive plan), for the two-year period following the termination of his employment with the Company. The restrictive covenant agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Ganzi and the Company to disparage the other.

EMPLOYMENT AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

Other NEOs

These employment agreements provide for an initial term of three years for Messrs. Jenkins, Mayrhofer and Goldschein and two years for Mr. Stewart. The initial term began on March 28, 2022 for Messrs. Jenkins and Stewart, May 11, 2023 for Mr. Goldschein and January 8, 2024 for Mr. Mayrhofer, with each initial term subject to automatic renewals of additional successive one-year periods unless either party provides at least 180 days’ advance notice of non-renewal.

Each agreement requires that the executive will devote his full business time and attention to the performance of his duties to us, but will be permitted to engage in certain other outside activities so long as such activities do not unreasonably interfere with the performance of the executive’s duties to us.

The agreements provide for the payment of a specified base salary to each executive, which is equal to no less than $700,000 for Messrs. Jenkins and Mayrhofer, $600,000 for Mr. Stewart and $575,000 for Mr. Goldschein. The agreements also provide that each executive will be eligible to receive an annual cash bonus with a target amount initially set at $700,000 for Mr. Jenkins, $1,100,000 for Mr. Mayrhofer, $765,000 for Mr. Stewart and $725,000 for Mr. Goldschein and annual grants of equity-based awards with a target value initially set at $1,600,000 for Messrs. Jenkins and Stewart, $2,000,000 for Mr. Mayrhofer and $950,000 for Mr. Goldschein, with such amounts subject to annual review by the Board (or a committee thereof). In addition, the agreement with Mr. Mayrhofer required that the Company grant Mr. Mayrhofer a sign-on grant of restricted stock in the amount of $1,700,000 in January 2024, which vests in three equal annual installments on each of the first three anniversaries of the issuance date, and for the Company to pay Mr. Mayrhofer a sign-on cash bonus of $300,000.

Each executive is eligible to be granted new allocations in respect of carried interests in respect of funds managed by us as is determined by the Board (or a committee thereof) from time to time in consultation with the applicable executive. In addition, during his employment term, Mr. Jenkins is entitled to specified carried interest allocations ranging from 3.5% to 9% for DBP II and certain other funds, and Mr. Mayrhofer is entitled to receive an initial allocation of carried interest in certain specified fund/investment vehicles. The executives will be eligible to participate in certain of our benefit plans made available to our senior executive officers from time to time. Mr. Mayrhofer will also receive reimbursements of up to $75,000 per year for certain travel and housing expenses associated with his commute to the Company’s headquarters.

The agreements provide that if the executive’s employment is terminated by us without “cause” (as defined in the agreements and including non-renewal of the employment agreements by us) or by the executive for “good reason” (as defined in the agreement and described below), and the executive executes a release of claims,

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COMPENSATION DISCUSSION AND ANALYSIS

such executive will be eligible to receive (i) a lump sum cash payment equal to two times (or one times, in the case of Mr. Mayrhofer) the sum of base salary and average annual bonus with respect to the three prior calendar years (or in certain cases, the target bonus then in effect for such executive), (ii) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (iii) a pro-rated target bonus for the year of termination, (iv) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination, and (v) for Messrs. Jenkins and Goldschein, continued medical, dental and vision benefits at active employee rates for 24 months following termination.

The agreements provide that if an executive provides notice to us of his intention not to renew the agreement upon the scheduled expiration of the initial term or any renewal term, then such executive will receive (i) a lump sum cash payment in respect of the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, and (ii) a pro-rated target bonus for the year of termination. Upon a change in control, Mr. Jenkins’ employment agreement also provides for full vesting of all of Mr. Jenkins’ equity and equity-based awards of the Company, carried interests and other like compensation that he holds, to the extent unvested, and the agreements of the other executives include a provision that the terms and conditions (including with respect to vesting and repurchase rights) of any LTIP Awards and Fund Incentives (each as defined in the agreements) shall be no less favorable than the terms and conditions of any LTIP Awards and Fund Incentives, as applicable, granted to the senior executive officers of the Company during the same calendar year.

For purposes of the agreements, “good reason” includes, in summary, (i) a material diminution in the executive’s duties, authority or responsibilities or a diminution in the executive’s title or position, (ii) a requirement that the executive report to any person other than the Company’s Chief Executive Officer, (iii) a reduction in the executive’s base salary, target annual cash bonus or target annual equity incentive grant then in effect, (iv) a 25-mile relocation of the executive’s principal place of business, or (v) a material breach of the agreement by us or a material breach of any other material agreement with the executive by us.

In the event of termination due to death or disability, the executive will receive (i) a lump sum cash payment equal to the annual bonus payable in respect of the year prior to the year of termination, if unpaid as of the date of termination, (ii) a pro-rated target bonus for the year of termination, (iii) full vesting of all equity-based awards of the company, carried interests and other like compensation that such executive holds, to the extent unvested upon such termination.

The agreements include a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Code, then the payments will be reduced to the extent necessary to avoid the excise tax, but only if the amount of the payments after such reduction would result in the executive receiving a greater net after-tax benefit than if all of the payments were provided and the excise tax were imposed.

In addition, the agreements, through a restrictive covenant agreement that is included as an exhibit to the agreements, provide that the executives will not, subject to certain exceptions, compete with us, or solicit our investors or customers or employees or those of our subsidiaries during their employment with us and for the one-year period (or in the case of Mr. Jenkins, the two-year period) following the termination of their employment with us unless their employment is terminated by us without cause (as defined in the agreement and including non-renewal of the employment agreement by us) or by the executive for “good reason” (as defined in the agreement and described above). The agreements contain covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of the executives and us to disparage the other.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity Compensation Plan Information

The following table provides summary information on the securities issuable under our equity compensation plans as of December 31, 2025.

				Number of Securities Remaining
	Number of Securities to		Weighted-Average	Available for Future Issuance
	Be Issued Upon Exercise		Exercise Price of	Under Equity Incentive Plans
	of Outstanding Options,		Outstanding Options,	(Excluding Securities Reflected
	Warrants and Rights(1)		Warrants and Rights	in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders

2024 Stock Incentive Plan	1,700,704	(2)	N/A	761,953
2014 Stock Incentive Plan	1,998,087	(3)	N/A	—
Pre-merger equity awards	2,362	(4)	N/A	—
Total	3,701,153			761,953

(1)	As of December 31, 2025, represents shares of the Company’s Class A common stock issuable pursuant to awards of restricted stock units, LTIP units and deferred stock units and for redemption of OP units, as noted below. Conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, each LTIP unit could have been converted, at the election of the holder, into one OP Unit. Each of the OP Units underlying these LTIP units was redeemable at the election of the holder, at the Company’s option in its capacity as general partner of our Operating Company, for: (i) cash equal to the then fair value of one share of the Company’s Class A common stock; or (ii) one share of the Company’s Class A common stock. Deferred stock units are held by certain of our non-executive directors and are payable in shares of the Company’s Class A common stock either upon a director’s departure from our board of directors or in annual installments over three years following departure. Except as set forth in footnote (3) below, does not include securities issuable pursuant to NorthStar Realty Finance Corp’s Third Amended and Restated 2004 Omnibus Stock Incentive Plan, which the Company assumed on January 10, 2017 in accordance with the merger agreement.
(2)	Includes the maximum number of shares of the Company’s Class A common stock issuable pursuant to (i) awards of 971,804 restricted stock units subject to performance-based conditions at the maximum payout of 200%, (ii) awards of 651,122 restricted stock units subject to performance-based conditions at the maximum payout of 100%, and (iii) 77,778 deferred stock units issued to our non-executive directors pursuant to the deferred compensation program, in each case, that were outstanding as of December 31, 2025.
(3)	Includes the maximum number of shares of the Company’s Class A common stock issuable pursuant to (i) awards of 782,006 restricted stock units subject to performance-based conditions at the maximum payout of 200%, (ii) 607,156 LTIP units, of which 125,000 LTIP units are subject to performance-based conditions, and (iii) 141,079 deferred stock units issued to our non-executive directors pursuant to the deferred compensation program, in each case, that were outstanding as of December 31, 2025.
(4)	Represents shares of the Company’s Class A common stock issuable pursuant to outstanding OP Units originally granted by, or issued with respect to awards that were originally granted by, NorthStar Realty Finance Corp (“NRF”) prior to the merger among the Company, NorthStar Asset Management Group Inc. and NRF on January 10, 2017 (the “Northstar Merger”), which were outstanding as a result of anti-dilution adjustments made in connection with the Northstar Merger. The issuance of shares of the Company’s Class A common stock pursuant to these awards was approved by NRF’s stockholders prior to the Northstar Merger and, as disclosed in connection with the Northstar Merger, the shares of the Company’s Class A common stock to be issued pursuant to these awards will not be issued pursuant to, and will not reduce availability under, the 2014 Stock Incentive Plan.

CEO Pay Ratio

The ratio of our Chief Executive Officer’s annual total compensation for 2025 to that of the median employee’s annual total compensation for 2025 is 23.0x. This ratio is based on the 2025 annual total compensation of $7,505,614 for Mr. Ganzi, as our Chief Executive Officer as of December 31, 2025 (the “Measurement Date”), as reported in the Summary Compensation Table above and the 2025 annual total compensation of $326,668 for the median employee, using the same components of compensation as used in the Summary

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Table for the Chief Executive Officer. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below.

The median employee was determined using annual total compensation paid by the Company during 2025 to our employees (other than our Chief Executive Officer) as of the Measurement Date, which was consistent with the methodology used for last year’s determination as of December 31, 2024. Any compensation paid to employees in foreign currencies was converted to U.S. dollars as of the Measurement Date.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and NEO pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see “Compensation Discussion and Analysis.” The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed
			Average		$100 Investment
			Summary	Average	Based On:
	Summary Compensation	Compensation Actually	Compensation	Compensation		Peer
	Table Total for PEO(1)	Paid to PEO(2)	Table	Actually		Group
	($)	($)	Total for	Paid to	Total	Total		FEEUM
			Non-PEO	Non-PEO	Shareholder	Shareholder	Net	Capital
	Marc C.	Marc C.	NEOs(3)	NEOs(4)	Return(5)	Return(6)	Income	Raise
Year	Ganzi	Ganzi	($)	($)	($)	($)	($ millions)(7)	($ millions)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	7,505,614	9,875,686	3,904,259	5,214,623	91.63	215.90	(27)	5,267
2024	6,037,189	633,166	3,431,210	1,411,495	69.11	210.46	147	8,978
2023	7,782,550	10,591,279	4,175,207	5,159,367	103.84	156.15	45	6,853
2022	38,321,508	(23,388,454)	7,646,528	3,902,589	67.23	130.88	(570)	4,618
2021	22,459,034	63,324,484	9,614,818	14,986,393	191.05	171.77	(817)	6,810

(1)	The dollar amounts in column (b) are the amounts of total compensation reported for each principal executive officer (“PEO”) as reported in the “Total” column of the Summary Compensation Table for each year in which they served as PEO. Refer to “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”
(2)	The dollar amounts in column (c) represent the amount of “compensation actually paid” to the PEO as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Ganzi during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Ganzi’s total compensation for each year to determine the compensation actually paid:

	Reported
	Summary	Reported
	Compensation	Value of	Equity	Compensation
	Table Total	Equity	Award	Actually
	for PEO	Awards(a)	Adjustments(b)	Paid to PEO
Year	($)	($)	($)	($)
2025	7,505,614	(2,864,222)	5,234,294	9,875,686
2024	6,037,189	(3,075,995)	(2,328,029)	633,166
2023	7,782,550	(2,597,650)	5,406,378	10,591,279
2022	38,321,508	(7,246,051)	(54,463,911)	(23,388,454)
2021	22,459,034	(10,922,100)	51,787,549	63,324,484

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COMPENSATION DISCUSSION AND ANALYSIS

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments for Mr. Ganzi are as follows:

Fair
				Year	Value at the	Value
				over Year	End of the	of Dividends
				Change in	Prior	or other
		Year	Fair	Fair Value	Year of	Earnings
		over Year	Value as of	of Equity	Equity	Paid on
		Change in	Vesting Date	Awards	Awards that	Stock not
		Fair Value of	of Equity	Granted	Failed	Otherwise
	Year End	Outstanding	Awards	in Prior	to Meet	Reflected in	Total
	Fair Value	and Unvested	Granted	Years	Vesting	Fair Value or	Equity
	of Equity	Equity	and Vested	that Vested	Conditions	Total	Award
	Awards	Awards	in the Year	in the Year	in the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	4,842,476	562,236	—	(179,549)	—	9,131	5,234,294
2024	917,673	(3,371,234)	—	117,250	—	8,282	(2,328,029)
2023	4,003,574	1,286,397	—	106,288	—	10,118	5,406,378
2022	1,671,856	(55,660,831)	—	(477,512)	—	2,576	(54,463,911)
2021	12,141,070	39,611,280	—	35,199	—	—	51,787,549

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group excluding the PEO (the “Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Benjamin J. Jenkins, Thomas Mayrhofer, Geoffrey Goldschein and Liam Stewart; (ii) for 2024, Benjamin J. Jenkins, Thomas Mayrhofer, Geoffrey Goldschein, Liam Stewart and Jacky Wu; (iii) for 2023, Benjamin J. Jenkins, Jacky Wu, Geoffrey Goldschein, Liam Stewart and Ronald M. Sanders; (iv) for 2022, Benjamin J. Jenkins, Jacky Wu, Ronald M. Sanders and Liam Stewart; and (v) for 2021, Jacky Wu, Ronald M. Sanders, Sonia Kim and Thomas J. Barrack, Jr.

56 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

	Average
	Reported			Average
	Summary	Average		Compensation
	Compensation	Reported	Average Equity	Actually Paid
	Table Total for	Value of Equity	Award	to Non-PEO
	Non-PEO NEOs	Awards	Adjustments(a)	NEOs
Year	($)	($)	($)	($)
2025	3,904,259	(1,581,046)	2,891,410	5,214,623
2024	3,431,210	(1,645,691)	(374,024)	1,411,495
2023	4,175,207	(1,642,472)	2,626,632	5,159,367
2022	7,646,528	(1,212,185)	(2,531,754)	3,902,589
2021	9,614,818	(2,623,760)	7,995,335	14,986,393

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Average Fair
					Value at the	Average Value
				Year over Year	End of the	of Dividends
			Average	Average	Prior	or other
		Year over	Fair	Change in	Year of	Earnings
		Year Average	Value as of	Fair Value	Equity	Paid on
		Change in	Vesting Date	of Equity	Awards that	Stock not
	Average	Fair Value of	of Equity	Awards	Failed	Otherwise	Total
	Year End	Outstanding	Awards	Granted	to Meet	Reflected in	Average
	Fair Value	and Unvested	Granted	in Prior Years	Vesting	Fair Value or	Equity
	of Equity	Equity	and Vested	that Vested	Conditions	Total	Award
	Awards	Awards	in the Year	in the Year	in the Year	Compensation	Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	2,673,039	267,190	—	(53,712)	—	4,894	2,891,410
2024	733,699	(1,108,815)	—	(2,549)	—	3,641	(374,024)
2023	2,088,030	158,457	271,671	105,220	—	3,253	2,626,632
2022	338,993	(2,375,753)	—	(495,810)	—	816	(2,531,754)
2021	2,296,938	3,969,682	602,441	1,126,274	—	—	7,995,335

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the applicable fiscal year, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of such fiscal year by the Company’s share price at the beginning of such fiscal year.
(6)	Represents the Dow Jones U.S. Asset Managers Index peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)	FEEUM Capital Raise is defined as the gross increase in FEEUM resulting from capital commitments closed during the applicable fiscal year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that FEEUM Capital Raise is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

DIGITALBRIDGE 2026 PROXY STATEMENT | 57

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance Measures

As described in greater detail in “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

■	FEEUM Capital Raise
■	FRE
■	DE
■	Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

58 | DIGITALBRIDGE 2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Actually Paid and Net Income (Loss)

Compensation Actually Paid and FEEUM Capital Raise

Compensation Actually Paid vs. FEEUM Capital Raised
Compensation Actually Paid
FEEUM Capital Raised ($s in millions)
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
$(10,000,000)
$(20,000,000)
$(30,000,000)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
2021
2022
2023
2024
2025
$63,324,484
$14,986,393
$6,810
$(23,388,454)
$3,902,589
$4,618
$10,591,279
$5,159,367
$6,853
$633,166
$1,411,495
$8,978
$9,875,686
$5,214,623
$5,267
PEO - Compensation Actually Paid
Average for Non-PEO NEOs
Fee-earning Equity Under Management Capital Raised ($s millions)

DIGITALBRIDGE 2026 PROXY STATEMENT | 59

COMPENSATION DISCUSSION AND ANALYSIS

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

60 | DIGITALBRIDGE 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Equity Securities of the Company by
Directors and Executive Officers

The following table sets forth, as of April 20, 2026, the total number and the percentage of shares of our common stock beneficially owned by:

■	each of our directors and each nominee for director;
■	each of our named executive officers; and
■	all of our directors and executive officers as a group.

			Class A Common
	Common Share Equivalents(2)		Stock(2)
		% of Common
Name and Address of	Number of Shares	Share	% of Class A
Beneficial Owner(1)	Beneficially Owned	Equivalents	Shares
Marc Ganzi(3)	2,907,297	1.55%	*
Benjamin J. Jenkins(3)	2,489,169	1.32%	*
Thomas Mayrhofer(3)	156,062	*	*
Geoffrey Goldschein	94,453	*	*
Liam Stewart(3)	207,397	*	*
James Keith Brown	41,795	*	*
Nancy A. Curtin(4)	127,308	*	*
Jeannie H. Diefenderfer(5)	74,884	*	*
Gregory J. McCray(5)	57,561	*	*
Sháka Rasheed(4)(5)	54,989	*	*
Dale Anne Reiss(5)	81,636	*	*
David M. Tolley(4)(5)	47,807	*	*
Jay Wintrob	8,075	*	*

All directors and executive officers as a group (13 persons)(6)	6,348,433	3.38%	0.80%

*	Less than one percent.
(1)	The address of each of beneficial owner is c/o DigitalBridge Group, Inc., 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487.

DIGITALBRIDGE 2026 PROXY STATEMENT | 61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. “Common Share Equivalents” includes (A) 182,373,474 shares of our Class A common stock where (i) the investor actually owns beneficially or of record, (ii) over which the investor has or shares direct or indirect voting or dispositive control (such as in the capacity as a general partner of an investment fund); and (iii) over which the investor has the right to acquire direct or indirect voting or dispositive control within 60 days, (B) 219,143 deferred stock units held by certain of our non-executive directors, which will be automatically settled in shares of our Class A common stock following each such director’s departure from our Board, and (C) 5,488,714 OP units and LTIP units which may be redeemed for cash or, at our option, shares of Class A common stock, subject to certain conditions, and in accordance with the limited liability company agreement of our Operating Company, in each case, as of April 20, 2026.
(3)	Includes shares of restricted Class A common stock subject to time-based vesting for Messrs. Ganzi, Jenkins, Mayrhofer, Goldschein and Stewart. Excludes restricted stock units subject to performance-based vesting.
(4)	Includes deferred stock units as follows: Mr. Brown— 41,795; Ms. Curtin—121,793; and Mr. Rasheed— 54,989.
(5)	Includes shares of restricted Class A common stock subject to time-based vesting for Messrs. Brown, McCray, Rasheed, Tolley and Wintrob and Mses. Curtin, Diefenderfer and Reiss.
(6)	Includes our directors and executive officers as of April 20, 2026.

None of our named executive officers or directors owns any shares of our preferred stock.

62 | DIGITALBRIDGE 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Equity Securities of the Company by 5% Stockholders

The following table sets forth how many shares of our Class A common stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Class A common stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC.

	Amount and Nature of Beneficial Ownership of
	Class A Common Stock
Name and Address of Beneficial Owner	Number	Percentage(1)
BlackRock, Inc.(2)	12,066,848	6.6%
Pentwater Capital Management LP(3)	11,500,000	6.3%
Bank of America Corp.(4)	9,722,332	5.3%
Glazer Capital, LLC(5)	9,301,625	5.1%

(1)	The percentages presented in the table is based on 182,373,474 shares of our Class A common stock outstanding as of April 20, 2026.
(2)	This information regarding BlackRock, Inc. was derived from a Schedule 13G/A filed with the SEC on January 26, 2024, that reported sole voting power with respect to 11,709,083 shares of our Class A common stock, sole dispositive power with respect to 12,066,848 shares of our Class A common stock, shared voting power with respect to 0 shares of our Class A common stock, and shared dispositive power with respect to 0 shares of our Class A common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)	This information regarding Pentwater Capital Management LP was derived from a Schedule 13G filed with the SEC on February 17, 2026, that reported sole voting power with respect to 0 shares of our Class A common stock, sole dispositive power with respect to 0 shares of our Class A common stock, shared voting power with respect to 11,500,000 shares of our Class A common stock, and shared dispositive power with respect to 11,500,000 shares of our Class A common stock. The address for Pentwater Capital Management LP is 1001 10th Avenue South, Suite 216, Naples, FL 34102.
(4)	This information regarding Bank of America Corp. was derived from a Schedule 13G filed with the SEC on February 11, 2026, that reported sole voting power with respect to 0 shares of our Class A common stock, sole dispositive power with respect to 0 shares of our Class A common stock, shared voting power with respect to 9,604,425 shares of our Class A common stock, and shared dispositive power with respect to 9,621,795 shares of our Class A common stock. The address for Bank of America Corp. is 100 N. Tryon St., Charlotte, NC 28255.
(5)	This information regarding Glazer Capital, LLC was derived from a Schedule 13G filed with the SEC on March 27, 2026, that reported sole voting power with respect to 0 shares of our Class A common stock, sole dispositive power with respect to 0 shares of our Class A common stock, shared voting power with respect to 9,301,625 shares of our Class A common stock, and shared dispositive power with respect to 9,301,625 shares of our Class A common stock. The address for Glazer Capital, LLC is 250 West 55th Street, Suite 30A, New York, New York 10019.

In a Schedule 13G/A filing on March 26, 2026, The Vanguard Group reported that due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis). In a Schedule 13G/A previously filed with the SEC on November 12, 2024, The Vanguard Group reported that it has sole voting power with respect to 0 shares of our Class A common stock, sole dispositive power with respect to 16,754,591 shares of our Class A common stock, shared voting power with respect to 156,790 shares of our Class A common stock, and shared dispositive power with respect to 343,662 shares.

DIGITALBRIDGE 2026 PROXY STATEMENT | 63

PROPOSAL NO. 3:
APPROVAL OF AN AMENDMENT TO THE DIGITALBRIDGE GROUP, INC. 2024 OMNIBUS STOCK INCENTIVE PLAN

The Company sponsors and maintains the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan (the “2024 Stock Incentive Plan”), which was approved by the stockholders as of April 26, 2024 (the “Effective Date”) and replaced the DigitalBridge Group, Inc. 2014 Omnibus Incentive Plan, which expired on March 28, 2024.

We are asking our stockholders to consider and to approve an amendment to the 2024 Stock Incentive Plan (such amendment, the “2024 Plan Amendment”).

Upon recommendation of the Compensation Committee, on April 24, 2026, the Board adopted the 2024 Plan Amendment, subject to and effective upon approval by the stockholders at the 2026 Annual Meeting. If approved by our stockholders at the 2026 Annual Meeting, the 2024 Plan Amendment will be effective as of May 28, 2026, the date the 2024 Plan Amendment is approved by our stockholders, and will increase the total number of shares of common stock issuable under the 2024 Stock Incentive Plan by 6,000,000 shares of Class A common stock.

The Board believes that the 2024 Plan Amendment is important to our continued growth and success and that approval of the 2024 Plan Amendment is required for us to be able to continue to make equity awards to key persons in a size that the Board believes is necessary to accomplish our goals. The purpose of the 2024 Stock Incentive Plan, including the 2024 Plan Amendment, is to (i) attract and retain highly qualified personnel who will be able to contribute to the success of the Company and (ii) to incentivize eligible personnel, which in both cases are linked directly to increases in stockholder value and will inure to the benefit of all stockholders of the Company. To this end, the 2024 Stock Incentive Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NSOs,” together with ISOs, “Options”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), unrestricted stock, dividend equivalent rights, cash-based awards, and other equity-based awards.

If our stockholders do not approve the 2024 Plan Amendment, the 2024 Plan Amendment will not become effective, and we will be only be able to continue to grant equity-based awards to the extent of the number of shares remaining available under the 2024 Stock Incentive Plan. Our Board believes that, if the 2024 Plan Amendment is not approved, our ability to align the interests of key persons with stockholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key people, or requiring us to shift our compensation plan to include more cash compensation

Our Board of Directors Recommends a Vote “FOR” the Approval of an Amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan.

64 | DIGITALBRIDGE 2026 PROXY STATEMENT

AMENDMENT TO 2024 STOCK INCENTIVE PLAN

Highlights and Key Features of the 2024 Stock Incentive Plan

The following highlights certain key considerations taken into account by the Company with respect to the necessity for and reasonableness of the 2024 Plan Amendment:

Shares Available and Outstanding

On the Effective Date, the Company’s stockholders approved the 2024 Stock Incentive Plan, and the maximum number of shares of common stock reserved for issuance under the 2024 Stock Incentive Plan at that time was equal to 5,500,000 shares of our Class A common stock (the “Existing Share Limit”).

With respect to the Existing Share Limit under the 2024 Stock Incentive Plan, as of April 10, 2026, only 1,141,734 shares of our Class A common stock were available for grants of future awards, and 4,442,593 shares of our Class A common stock were subject to outstanding awards under the 2024 Stock Incentive Plan that could terminate by expiration, forfeiture, or cancellation in the future.

If the 2024 Plan Amendment is approved by the Company’s stockholders, the Existing Share Limit will be increased by 6,000,000 shares of our Class A common stock.

Overhang and Dilution

The following table includes aggregated information regarding our view of the overhang and dilution associated with all equity plans including the 2024 Stock Incentive Plan, and the potential dilution associated with the 2024 Plan Amendment:

April 10, 2026
Total Stock-Settled Full Value Awards Outstanding (A)(1)	4,442,593
Total Shares Remaining Available for Issuance under All Equity Plans (B)	1,141,734
Additional Shares Requested (C)	6,000,000
Basic Common Shares Outstanding (D)	182,367,971
Potential Dilution from 2026 Plan Amendment Shares (C/D)	3.29%
Potential Dilution/Overhang of Existing Plans ((A+B)/D)	3.06%
Total Potential Basic Dilution/Overhang if Amendment Approved ((A+B+C)/D)	6.35%

Burn Rate

The following table sets forth information regarding historical awards granted and earned for the period of 2023 through 2025, and the corresponding burn rate, which is defined as (i) the number of shares subject to awards granted in a fiscal year (or, for awards subject to performance-based vesting, earned), divided by (ii) the weighted average shares of common stock outstanding for that fiscal year, for each of the last three fiscal years:

	2025	2024	2023
Restricted Stock Granted (A)	2,431,083	1,744,978	3,110,284
PSUs Earned (target) (B)	4,435	—	1,798,044
Weighted-Average Common Shares Outstanding (C)	188,172,043	183,696,401	174,996,702
Burn Rate((A+B)/C)	1.29%	0.95%	2.80%
3 year average Burn Rate		1.68%

DIGITALBRIDGE 2026 PROXY STATEMENT | 65

AMENDMENT TO 2024 STOCK INCENTIVE PLAN

Anticipated Share Usage

In determining the number of shares to request for approval under the 2024 Plan Amendment, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2024 Plan Amendment. Our management and Compensation Committee also considered (i) the need to issue equity awards that would have ordinarily been issued in March 2026 in respect of performance during 2025, as further detailed below under “Awards Subject to Stockholder Approval and New Plan Benefits Table” and (ii) that our ability to issue equity awards is subject to limitations pursuant to the merger agreement with SoftBank.

We currently anticipate that the shares available for issuance following the approval of the 2024 Plan Amendment will last for about 1-2 years, based on our historic grant rates and the approximate current share price, which would be sufficient to allow the Company to continue to operate in the ordinary course through the closing of the merger with SoftBank.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

Plan Considerations

In reviewing the 2024 Plan Amendment, the Company considered the following key metrics and factors:

Reasonable Plan Cost:

■	permits continued alignment of interests through use of equity compensation;
■	reasonable number of additional shares requested;
■	awards would not have a substantially dilutive effect (issuance of all new shares would represent approximately 3.29% of currently outstanding shares of our Class A common stock); and
■	estimated duration of approximately 1-2 years.

Responsible Grant Practices:

■	our Compensation Committee designs our compensation program to be competitive with our peers;
■	1.68% three-year average burn rate is below the ISS industry standard for our Company’s assigned GICS code of 3.55%;
■	time-based awards generally vest ratably over three years for all executive officers;
■	performance-based awards are generally tied to performance metrics over a three-year performance period; and
■	robust stock ownership guidelines.

Stockholder-Friendly Plan Features:

■	granting of Options and SARs only at a per share exercise price at least equal to the fair market value of a share of our Class A common stock on the grant date;
■	granting of Options and SARs with a ten-year maximum term;
■	no repricing of Options or SARs and no cash buyout of underwater Options and SARs without stockholder approval, except for equitable adjustments in connection with certain corporate events;
■	no liberal share recycling;

66 | DIGITALBRIDGE 2026 PROXY STATEMENT

AMENDMENT TO 2024 STOCK INCENTIVE PLAN

■	minimum vesting requirement of one year for all awards, except that up to 5% of the share limit may be issued or accelerated pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability or in connection with a “change in control”;
■	no “evergreen” share replenishment features or automatic “reload” awards; and
■	no liberal “change in control” definition.

Summary of the Material Terms of the 2024 Stock Incentive Plan

The following is a summary of the material terms of the 2024 Stock Incentive Plan (as amended by the 2024 Plan Amendment). This summary, however, does not purport to be a complete description of all of the provisions of the 2024 Stock Incentive Plan and is qualified in its entirety by reference to the complete text of the 2024 Stock Incentive Plan, a copy of which is attached as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the complete text of the 2024 Plan Amendment, a copy of which is attached as Exhibit A to this Proxy Statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2024 Stock Incentive Plan and the 2024 Plan Amendment in their entirety.

Purpose

The 2024 Stock Incentive Plan is intended to attract and retain highly qualified service providers and to provide incentives to participants that are linked directly to increases in stockholder value and therefore will inure to the benefit of all stockholders of the Company.

Effective Date; Term

The 2024 Stock Incentive Plan became effective as of the Effective Date. The 2024 Stock Incentive Plan will terminate automatically on the day before the tenth (10th) anniversary of the Effective Date, April 26, 2034, unless earlier terminated by the Board or in connection with a “change in control” (as defined in the 2024 Stock Incentive Plan).

Administration

In general, the 2024 Stock Incentive Plan generally is administered by the Board or the compensation committee of the Board, or a similar committee, which we refer to as the “Administrator,” consisting of two or more directors of the Company. Each such director is required to qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and for so long as our Class A common stock is listed on the New York Stock Exchange (NYSE), an “independent director” under the NYSE listing rules. The Administrator is authorized to delegate all or some of its authority to an officer or officers of the Company for certain limited purposes permitted by the 2024 Stock Incentive Plan. The Board retains the authority under the 2024 Stock Incentive Plan to exercise any or all of the powers and authorities related to the administration and implementation of the 2024 Stock Incentive Plan. References below to the Administrator include a reference to the Board, the compensation committee of the Board, another similar committee, or any authorized officers for those periods in which such entity or individual is acting.

Except where the authority to act on such matters is specifically reserved to the Board under the 2024 Stock Incentive Plan or applicable law, the Administrator has the full power and authority to take all actions and to make all determinations required or provided for under, or otherwise not inconsistent with, the 2024 Stock Incentive Plan, any award, and any award agreement, including the power and authority to:

DIGITALBRIDGE 2026 PROXY STATEMENT | 67

AMENDMENT TO 2024 STOCK INCENTIVE PLAN

■	select eligible recipients of awards under the 2024 Stock Incentive Plan;
■	grant awards and determine whether and to what extent awards are to be granted to participants;
■	determine the number of shares of our Class A common stock subject to an award, or the cash value, as applicable, to which an award relates;
■	determine the terms and conditions of each award in a manner not inconsistent with the terms of the 2024 Stock Incentive Plan;
■	prescribe the form of each award agreement evidencing an award, including the waiver, amendment or modification of any such terms and conditions;
■	adopt, alter, and repeal administrative rules, guidelines, and practices governing the 2024 Stock Incentive Plan from time-to-time as it deems advisable;
■	interpret and construe the terms and provisions of the 2024 Stock Incentive Plan and any award issued thereunder; and
■	accelerate or cause the lapse of restrictions with respect to any award; provided, however that no action shall adversely affect any outstanding award.

Types of Awards

The 2024 Stock Incentive Plan provides for the grant of Options (including ISOs and NSOs), SARs, restricted stock, RSUs (including deferred stock units), unrestricted stock, dividend equivalent rights, cash-based awards, and other equity-based awards.

An ISO is an Option that meets the requirements of Section 422 of the Code, and a NSO is an Option that does not meet those requirements. A SAR is a right to receive upon exercise, in the form of shares of Class A common stock, cash or a combination thereof, the excess of the fair market value of one share of Class A common stock on the exercise date over the exercise price of the SAR. Restricted stock means shares of Class A common stock which are granted subject to certain vesting restrictions that subject the shares of Class A common stock to a substantial risk of forfeiture, as defined in Section 83 of the Code. An RSU or deferred stock unit is an award that represents a conditional right to receive shares of Class A common stock (or the cash equivalent) in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Unrestricted shares of Class A common stock are shares of Class A common stock that are free of restrictions other than those imposed under federal or state securities law. Dividend equivalent rights are awards entitling the participant to receive cash, shares, other awards, or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Class A common stock. A cash-based award is an award entitling the participant to receive a cash-denominated payment, and an other equity-based award is an award that is valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of Class A common stock.

Awards under the 2024 Stock Incentive Plan generally are granted for no consideration other than past services by the participant or, if provided for in the award agreement or in a separate agreement, the participant’s promise to perform future services to the Company or one of its subsidiaries or other affiliates.

Eligibility

All of our employees and the employees of our subsidiaries are eligible to receive awards under the 2024 Stock Incentive Plan. In addition, our directors, consultants and advisors who perform services for us and our subsidiaries are eligible to receive awards under the 2024 Stock Incentive Plan, provided that only employees are eligible to receive ISOs. As of April 10, 2026, there were five named executive officers, eight non-employee directors, 308 employees, and approximately 50 consultants and advisers of the Company and its subsidiaries who would be eligible to receive awards under the 2024 Stock Incentive Plan.

68 | DIGITALBRIDGE 2026 PROXY STATEMENT

AMENDMENT TO 2024 STOCK INCENTIVE PLAN

Shares Reserved for Issuance

Subject to adjustment as provided in the 2024 Stock Incentive Plan, the maximum number of shares of Class A common stock that may be issued under the 2024 Stock Incentive Plan (the “share limit”) will be equal to the sum of (i) 5,500,000 shares as of the Effective Date, plus (ii) 6,000,000 shares as of the effective date of the 2024 Plan Amendment. The maximum number of shares of our Class A common stock available for issuance pursuant to ISOs granted under the Plan is the same as the number of shares of our Class A common stock reserved for issuance under the 2024 Stock Incentive Plan. The shares of Class A common stock issued under the 2024 Stock Incentive Plan may be authorized and unissued shares, shares reacquired by the Company, or a combination thereof.

Share Usage

Shares subject to an award under the 2024 Stock Incentive Plan will again become available for issuance under the 2024 Stock Incentive Plan if the award is forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Class A common stock, or otherwise terminated (other than by exercise or as otherwise set forth below). The number of shares available for issuance under the 2024 Stock Incentive Plan is not increased by the number of shares (i) tendered or withheld or subject to an award surrendered in connection with the purchase of shares of Class A common stock upon exercise of an Option; (ii) that were not issued upon the net settlement or net exercise of a share-settled SAR; (iii) purchased by the Company with proceeds from Option exercises; or (iv) held back upon settlement of an award to cover the Company’s tax withholding obligations.

Adjustments

Upon the occurrence of any merger, reorganization, consolidation, recapitalization, stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other change in corporate structure affecting shares of Class A common stock, the Administrator will make appropriate equitable adjustments, including adjusting the number and kinds of shares of Class A common stock for which awards may be made under the 2024 Stock Incentive Plan (including the share limit described above), and the kind, number, and exercise or purchase price of shares subject to outstanding awards.

Fair Market Value Determination

Generally, for so long as the shares remain listed on the NYSE (or otherwise listed, quoted or traded on another stock exchange), the fair market value of a share of Class A common stock on the grant date, or on any other date for which fair market value is required to be established under the 2024 Stock Incentive Plan, will be the closing price of the shares as reported on the NYSE (or such other exchange) on such date. If there is no reported closing price on such date, the fair market value of the shares of Class A common stock will be the closing price of the shares of Class A common stock on the immediately preceding date on which any sale of shares will have been reported on the NYSE (or such other exchange). If the shares of Class A common stock cease to be listed, quoted or traded on a stock exchange, the Administrator will determine the fair market value of the shares by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

On April 23, 2026, the closing price of our Class A common stock as reported on the NYSE was $15.61 per share.

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AMENDMENT TO 2024 STOCK INCENTIVE PLAN

Minimum Vesting Requirements

Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, awards granted under the Plan are subject to a minimum vesting restriction or performance period of not less than one year (or, in the case of awards to non-employee directors, the period from one annual meeting of stockholders to the next). But, the following awards are not subject to the foregoing minimum vesting requirement: (i) any award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock and (ii) awards with respect to an aggregate number of shares of our Class A common stock not in excess of 5% of the share limit (the “5% Carveout”). The vesting of awards may accelerate in the event of the participant’s death or disability or in connection with the consummation of a “change in control” (whether on an automatic or discretionary basis), and such vesting will not count against the 5% Carveout.

Options

The 2024 Stock Incentive Plan authorizes the Administrator to grant ISOs and NSOs. To the extent that the aggregate fair market value of shares of our Class A common stock determined on the grant date with respect to which ISOs are exercisable for the first time during any calendar year exceeds $100,000, the excess portion of such Option will be treated as an NSO. The exercise price of each Option is determined by the Administrator, provided that the per share exercise price is equal to or greater than 100% of the fair market value of a share of our Class A common stock on the grant date. If we were to grant ISOs to any 10 percent stockholder, the per share exercise price will not be less than 110% of the fair market value of a share of our Class A common stock on the grant date.

The term of an Option cannot exceed ten years from the grant date. If we grant ISOs to any 10 percent stockholder, the term cannot exceed five years from the grant date. The Administrator determines at what time or times each Option may be exercised at or after the grant date. Options may be made exercisable in installments. The vesting and exercisability of Options may be accelerated by the Administrator. Awards of Options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or pursuant to a domestic relations order or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2024 Stock Incentive Plan.

Stock Appreciation Rights

The 2024 Stock Incentive Plan authorizes the Administrator to grant SARs. SARs provide the participant with the right to receive, upon exercise of the SARs: cash, shares of our Class A common stock, or a combination of the foregoing. The amount that the participant will receive upon exercise of a SAR generally will equal the excess of the fair market value of a share of our Class A common stock on the date of exercise over the SAR’s per share exercise price, which must be equal to or greater than 100% of the fair market value of a share of our Class A common stock on the grant date. SARs are exercisable in accordance with terms determined by the Administrator. SARs may be granted in tandem with an Option grant or independently from an Option grant. The term of a SAR cannot exceed ten years from the grant date. Awards of SARs are nontransferable, except (i) for transfers by will or the laws of descent and distribution or pursuant to a domestic relations order or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2024 Stock Incentive Plan.

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Restricted Stock and Restricted Stock Units

The 2024 Stock Incentive Plan authorizes the Administrator to grant restricted stock and RSUs (including deferred stock units). Subject to the provisions of the 2024 Stock Incentive Plan, the Administrator will determine the terms and conditions of each award of restricted stock and RSUs, including the number of shares to be granted or to be subject to such award, the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of our Class A common stock subject to the award. Restricted stock and RSUs may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and RSUs and are determined by the Administrator. During the period, if any, when shares of restricted stock and RSUs are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Administrator, a participant is prohibited from selling, transferring, assigning, or otherwise encumbering or disposing of his or her shares of restricted stock or RSUs, other than by will or the laws of descent and distribution or pursuant to a domestic relations order. To the extent that an award of RSUs is subject to Section 409A of the Code, the applicable award agreement may contain additional terms and conditions as the Administrator will determine in its sole discretion in order for such award to comply with the requirements of Section 409A of the Code.

A recipient of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Administrator or the 2024 Stock Incentive Plan. Recipients of RSUs will have no voting or dividend rights or other rights associated with share ownership until the participant receives shares in connection with the settlement of such RSUs (if applicable), although the Administrator may credit dividend equivalent rights on such units.

Unrestricted Stock

The 2024 Stock Incentive Plan authorizes the Administrator to grant shares of unrestricted stock. Shares of unrestricted stock are free of any restrictions, and a recipient of shares of unrestricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, as of the grant date.

Dividend Equivalent Rights

The 2024 Stock Incentive Plan authorizes the Administrator to grant dividend equivalent rights, which are rights entitling the participant to receive, or to receive credits for the future payment of, cash, shares of our Class A common stock, or other awards that would have been issued if the participant had held a specified number of shares of our Class A common stock underlying the right. The Administrator may grant dividend equivalent rights to a participant in connection with an award under the 2024 Stock Incentive Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an Option or SAR. Dividend equivalent rights may be settled in cash, shares of our Class A common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Administrator.

Cash-Based Awards and Other Equity-Based Awards

The 2024 Stock Incentive Plan authorizes the Administrator to grant cash-based awards and other types of equity-based awards. Cash-based awards entitle the participant to receive a cash-denominated payment. Other equity-based awards are payable in cash, shares of our Class A common stock or other equity (e.g., including without limitation, units, convertible preferred stock, membership interests in a subsidiary of the Company or operating partnership), or a combination of the foregoing, and may be restricted or unrestricted, as determined by the Administrator. The terms and conditions that apply to cash-based awards and other equity-based awards are determined by the Administrator.

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AMENDMENT TO 2024 STOCK INCENTIVE PLAN

Evaluation of Performance

The 2024 Stock Incentive Plan is designed to permit the Administrator to grant awards subject to conditions related to the achievement of performance goals and objectives, and the Administrator may appropriately adjust any evaluation of performance under a performance goal to exclude certain events that may occur during the applicable performance period, including but not limited to, any asset write-down or impairments, the effect of changes in tax law or accounting principles, reorganizations and restructuring events, acquisitions or divestitures, and/or foreign exchange gains and losses.

Forms of Payment

The exercise price for any Option or the purchase price (if any) for restricted stock or RSUs is generally payable (as determined by the Administrator in its sole discretion) (i) in cash or cash equivalents, such as a certified check or bank check, (ii) in the form of unrestricted Class A common stock already owned by the participant with an aggregate fair market value, on the date of such surrender, equal to the applicable exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, (iv) with respect to Options that are not ISOs, by a “net exercise” arrangement, (v) any other form of consideration approved by the Administrator and permitted by applicable law, or (vi) any combination of the foregoing.

Change in Control

Unless the applicable award agreement provides otherwise, in connection with the consummation of a “change in control”:

■	All Options and SARs that are not exercisable immediately prior to the effective time of such transaction, and all other awards with time-based vesting, conditions, or restrictions, shall become fully vested and exercisable, and all awards with performance-based conditions may become vested and non-forfeitable in connection with such transaction in the Administrator’s discretion, unless in each case, the parties to such transaction agree that such awards will be assumed or continued by the successor entity or such awards will be substituted with new awards of the successor entity or parent thereof.
■	The 2024 Stock Incentive Plan and all outstanding awards granted thereunder will terminate, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption or continuation of such Awards by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree.
■	The Administrator has the option to: (i) make or provide for a payment (in cash, securities, other property, or a combination thereof) to the holders in exchange for the cancellation of such awards based on the number of shares of Class A common stock underlying such award multiplied by the excess of the sale price over the exercise price or purchase price (if any) or (ii) prior to the consummation of the transaction, all Options and SARs will become exercisable for a period of time prior to the consummation of the transaction. In the event certain shares of Class A common stock are exchanged for or converted into the right to receive cash, the parties may also provide that some or all outstanding awards that would otherwise not be fully vested and exercisable in full after giving effect to the transaction will be converted into the right to receive the sale price multiplied by the number of shares subject to such awards (net of the applicable exercise price or purchase price), subject to any remaining vesting provisions related to such awards and any other terms and conditions of such transaction.

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In summary, a “change in control” occurs under the 2024 Stock Incentive Plan if:

■	acquisition by another party of beneficial ownership of more than 50% of the Company’s then-outstanding shares of Class A common stock or the Company’s then-outstanding voting securities, with certain exceptions;
■	the members of the Board of Directors as of the date the 2024 Stock Incentive Plan was approved by the Board of Directors (the “Incumbent Board”) cease to constitute a majority of the Board of Directors (although, replacement directors that are endorsed by a majority of the directors who are on the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, subject to certain exceptions);
■	the Company consummates a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, (A) all or substantially all of the persons who were beneficial owners of the then-outstanding Class A common stock of the Company or the then-outstanding voting securities of the Company immediately prior to such Business Combination retain more than 50%, respectively, of the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors, as the case may be, of the entity resulting from the Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the then-outstanding Class A common stock of the Company and then-outstanding voting securities, (B) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or a person controlled by the Company or such entity resulting from such Business Combination beneficially owns, directly or indirectly, 35% or more of the then-outstanding shares of the entity resulting from the Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from the Business Combination were members of the Incumbent Board at the time of the execution of initial agreement, or of the action of the Board providing for such Business Combination; or
■	consummation of a complete liquidation or dissolution of the Company.

No Re-Pricing

Except in connection with a change in corporate structure involving the Company’s Class A common stock (including, without limitation, any merger, reorganization, consolidation, recapitalization, stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other changes in corporate structure), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs, as applicable; or (b) cancel, exchange, substitute, buyout, or surrender outstanding Options or SARs in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR.

Clawback

Any award granted pursuant to the 2024 Stock Incentive Plan is subject to mandatory repayment by the participant to the Company, (i) to the extent set forth in the 2024 Stock Incentive Plan or in the applicable award agreement, or (ii) pursuant to any Company recoupment policy or any applicable laws which impose mandatory recoupment.

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AMENDMENT TO 2024 STOCK INCENTIVE PLAN

Amendment, Suspension, and Termination

The Board may, at any time, amend, suspend or terminate the 2024 Stock Incentive Plan, and the Administrator may, at any time, amend or cancel any outstanding awards for the purpose of satisfying changes in law or for any other lawful purpose; provided that no amendment, suspension, or termination may adversely affect the rights of a participant under the 2024 Stock Incentive Plan without such participant’s consent. The Board may in its sole discretion determine to make any plan amendments subject to approval by our stockholders, if such approval is required under applicable law or stock exchange requirements.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2024 Stock Incentive Plan for participants and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of our stockholders. A participant in the 2024 Stock Incentive Plan should not rely on this description and instead should consult his or her own tax advisor.

ISOs

The grant of an ISO will not be a taxable event for the participant or the Company. A participant will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply), and any gain or loss realized upon a disposition of our Class A common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain or loss if the participant holds the shares of our Class A common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to a business expense deduction with respect to an ISO, except as discussed below.

For the exercise of an ISO to qualify for the foregoing tax treatment, the participant generally must be our employee or an employee of one of our direct corporate subsidiaries from the date the ISO is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the shares of our Class A common stock in an amount generally equal to the excess of the fair market value of our Class A common stock at the time the Option was exercised over the Option’s exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the participant recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

NSOs

The grant of an NSO will not be a taxable event for the participant or the Company. Upon exercising a NSO, the participant will recognize ordinary income in an amount equal to the difference between the Option’s exercise price and the fair market value of our Class A common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a NSO, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our Class A common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the Option was exercised). Capital gain or loss will be long-term if the participant has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the

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Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

A participant who has transferred an NSO to a family member will realize taxable income at the time the NSO is exercised by the family member. The participant is subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of our Class A common stock will be the fair market value of the shares of Class A common stock on the date the NSO is exercised. The transfer of vested NSOs will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred NSOs nor the shares acquired on exercise of the transferred NSOs will be includable in the participant’s estate for estate tax purposes.

In the event a participant transfers an NSO to his or her ex-spouse incident to the participant’s divorce, neither the participant nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such NSO by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the NSO’s exercise price and the fair market value of our Class A common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the NSO will be subject to employment and income tax withholding at that time.

Stock Appreciation Rights

The grant of a SAR will not be a taxable event for the participant or the Company. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the difference between the SAR’s exercise price and the fair market value of our Class A common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock

A participant who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of our Class A common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code to recognize compensation income in the year the award is granted in an amount equal to the fair market value of the shares of Class A common stock on the date of the grant (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such Section 83(b) election, the fair market value of the Class A common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse, and dividends paid while the Class A common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units

The grant of RSUs (including deferred stock units) will not be a taxable event for the participant or the Company. A participant who receives RSUs will recognize ordinary income in an amount equal to the fair market value of the shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such participant at the end of the restriction period or, if later, the payment date. If we comply with

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AMENDMENT TO 2024 STOCK INCENTIVE PLAN

applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Unrestricted Stock

The grant of unrestricted stock is a taxable event for the participant. A participant who receives shares of unrestricted stock will recognize ordinary income on the grant date in an amount equal to the fair market value of the shares issued, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income. Upon a subsequent sale or exchange of shares of unrestricted stock, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of our Class A common stock (generally, the amount paid for the shares plus the amount treated as ordinary income on the grant date). Capital gain or loss will be long-term if the participant has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Dividend Equivalent Rights

The grant of dividend equivalent rights will not be a taxable event for the participant or the Company. A participant who receives dividend equivalent rights will recognize ordinary income on the date of payment in the amount distributed to the participant pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Cash-Based Awards

The grant of a cash award will not be a taxable event for the participant or the Company. A participant who receives a cash award will recognize ordinary income on the date of payment in the amount distributed to the participant pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

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Awards Subject to Stockholder Approval and New Plan Benefits Table

On April 23, 2026, subject to and effective as of stockholder approval of the 2024 Plan Amendment, the Compensation Committee approved the conditional grant of restricted shares of our Class A common stock to eligible recipients (including each of our named executive officers) in the amount set forth in the table below. If stockholder approval of the 2024 Plan Amendment is obtained and the applicable recipient remains in service as of the date of the 2026 Annual Meeting, then the Company expects to grant such awards under the 2024 Stock Incentive Plan within two business days following the date of the 2026 Annual Meeting.

	Dollar Value	Number of Shares
Name and Position	($)(1)	(#)
Marc C. Ganzi, Chief Executive Officer	3,605,000	230,942
Benjamin J. Jenkins, President and Chief Investment Officer	1,600,000	102,498
Thomas Mayrhofer, Chief Financial Officer and Treasurer	2,000,000	128,123
Geoffrey Goldschein, Chief Legal Officer and Secretary	950,000	60,858
Liam Stewart, Chief Operating Officer	1,600,000	102,498
All Executive Officers as a Group	9,755,000	624,919
All Non-Executive Directors as a Group	1,400,000	89,686
All Non-Executive Officer Employees as a Group	18,636,590	1,193,888
(1)	With respect to the conditional grants approved by the Compensation Committee on April 23, 2026, the Compensation Committee approved the dollar value shown in the table above on such date and intends to use the 10-day volume weighted average price per share of the Class A common stock through the date of grant to convert such dollar value into a number of shares granted. While the dollar value is currently fixed, the actual number of shares will not be determinable until the grant date of such awards. Solely for purposes of this disclosure, we have inserted a number of shares based on the dollar value shown in the table above and converted based on the closing share price of the Class A common stock on April 23, 2026.

Other than the grants identified in the above table, the benefits that will be awarded or paid under the 2024 Stock Incentive Plan, assuming the 2024 Plan Amendment is approved, cannot currently be determined. Awards to be granted under the 2024 Stock Incentive Plan will be subject to the Compensation Committee’s discretion, and the Compensation Committee has not determined future awards or who might receive them except as set forth in the table above. For more information on the awards granted under the 2024 Stock Incentive Plan to our named executive officers in 2025, see the section above entitled “2025 Grants of Plan-Based Awards Table.” For more information on the awards granted under the 2024 Stock Incentive Plan to our directors in 2025, see the section above entitled “Director Compensation.”

Registration with the SEC

If the 2024 Plan Amendment is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the 2024 Plan Amendment with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

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PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. A representative of Ernst & Young LLP is expected to be present at the 2026 Annual Meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance.

If this selection is not ratified by our stockholders, the Audit Committee may, but need not, reconsider its appointment and endorsement. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Our Board of Directors Recommends a Vote “FOR” Ratification of the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

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AUDIT
COMMITTEE REPORT

The Audit Committee is currently composed of Messrs. Brown, Rasheed, Tolley (Chairman) and Wintrob and Ms. Reiss. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors. The Audit Committee operates under a written charter adopted by our Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing and the SEC.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements for 2025 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Audit Committee:

James Keith Brown	Sháka Rasheed	Dale Anne Reiss	David M. Tolley Chairperson	Jay Wintrob

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INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM’S FEES

Aggregate fees billed and expected to be billed by Ernst & Young LLP for the fiscal years ended December 31, 2025 and 2024 were as follows:

	2025	2024
Type of Fee	($)	($)
Audit Fees(1)	2,590,133	2,454,561
Tax Fees(2)	84,439	66,938
Total	2,674,572	2,521,499

(1)	Fees for audit services for the fiscal years ended December 31, 2025 and 2024 include fees associated with the annual audits for such years, for both the Company and those audits required by statute or regulation, including the audit of the Company’s internal control over financial reporting, the quarterly review of the financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with the Company’s management on technical accounting and regulatory issues and services provided for assistance with and review of other regulatory filings.
(2)	Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting and structuring, and general federal, state and foreign tax consulting. Tax compliance fees comprise $0.1 million and $0.1 million of this total for the years ended December 31, 2025 and 2024, respectively.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairperson to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $250,000. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request. All of the audit fees shown above were pre-approved by the Audit Committee.

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CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS

Policy for Review of Related Party Transactions

Our Board of Directors has adopted a written Related Party Transaction Policy in order to ensure that related party transactions are properly reviewed and fully disclosed in accordance with the rules and regulations of the SEC and NYSE. All related party transactions, including transactions between us and any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, where the amount involved exceeds $120,000 and in which such related person has a direct or indirect material interest, must be approved or ratified by either our Audit Committee or a majority of the disinterested members of our Board of Directors. For purposes of the policy, a related party transaction does not include any co-investments made by and between the Company (or its subsidiaries) and one or more investment vehicles formed, sponsored and managed by the Company or its subsidiaries, regardless of when such co-investment is made, or any transactions related to any such co-investment. As a general rule, all related party transactions should be on terms reasonably comparable to those that could be obtained by the Company in arm’s length dealings with an unrelated third party; however, in such cases where it may be impractical or unnecessary to make such a comparison, the Audit Committee or a majority of the disinterested members of the Board may approve any such transaction at their discretion in accordance with the Related Party Transaction Policy.

Pursuant to our Audit Committee’s charter, in addition to conducting a review of all related party transactions in accordance with the Related Party Transaction Policy, the Audit Committee must review the Related Party Transaction Policy periodically and reports the results of such reviews to Board.

Investment in Managed Investment Vehicles

Subject to the Company’s related party policies and procedures, senior management, investment professionals and certain other employees may invest on a discretionary basis in investment vehicles sponsored by the Company, either directly in the vehicle or indirectly through the general partner entity. These investments are generally not subject to management fees, carried interest or performance fees, but otherwise bear their proportionate share of other operating expenses of the investment vehicles. Since January 1, 2025, our executive officers (and, in some cases, certain investment trusts or other vehicles or charitable organizations controlled by them or their immediate family members) had the following gross contributions relating to their personal investments (and the investments of any such trusts) in Company sponsored investment vehicles and general partner entities: Messrs. Ganzi and Jenkins made gross contributions of $2.1 million and $0.8 million, respectively. During the same period, our executive officers (and, in some cases, certain investment trusts or other vehicles or charitable organizations controlled by them or their immediate family members) received the following distributions relating to their personal investments (and the investments of any such trusts) in Company sponsored investment vehicles and general partner entities: Messrs. Ganzi and Jenkins received distributions of $2.7 million and $2.2 million, respectively.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aircraft Reimbursement

In November 2020, the Board determined that the Company will provide reimbursement to Mr. Ganzi for certain defined fixed costs of any aircraft owned by Mr. Ganzi. The fixed cost reimbursements are made based on an allocable portion of an aircraft’s annual budgeted cash fixed operating costs, based on the number of hours the aircraft is used for business purposes. At least once a year, the Company reconciles the budgeted fixed operating costs with the actual fixed operating costs of the aircraft, and the Company or Mr. Ganzi, as applicable, makes a true-up payment for any difference. The fixed cost reimbursement are in addition to the Company’s reimbursement of certain variable operational costs of business travel on a chartered or private jet, as provided in Mr. Ganzi’s employment agreement. Pursuant to these arrangements, the Company reimbursed Mr. Ganzi $613,997 for personal private aircraft usage in 2025 and made payments of $3,721,266 to Mr. Ganzi for the use of such aircraft by Mr. Ganzi and other of our personnel for business purposes.

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FREQUENTLY ASKED
QUESTIONS AND ANSWERS

Questions and Answers about the 2026 Annual Meeting and Voting

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving each of the persons named in the proxy card, Thomas Mayrhofer and Geoffrey Goldschein, the authority to vote your shares in the manner you indicate on your proxy card. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the Board’s recommendations on each proposal.

Who is qualified to vote?

You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our Class A common stock, par value $0.01 per share, or our Class B common stock, par value $0.01 per share, at the close of business on April 24, 2026, the record date for the 2026 Annual Meeting. While holders of our Class B common stock are entitled to vote at the 2026 Annual Meeting, and each share of Class B common stock entitles its holder to 36.5 votes, there were no shares of Class B common stock outstanding on April 24, 2026.

How many shares may vote at the meeting?

On April 24, 2026, there were approximately 182,378,179 shares of Class A common stock outstanding and eligible to vote and no shares of Class B common stock outstanding and eligible to vote. Each Class A common share is entitled to one vote.

How many shares must be present to hold the meeting?

The presence at the 2026 Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted as present at the meeting for the purpose of determining a quorum. A broker non-vote occurs with respect to a proposal when a broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. If a quorum is not present, the 2026 Annual Meeting may be adjourned by the chairman of the meeting to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Equiniti Trust Company, LLC, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

How do I vote my shares?

If you are a “stockholder of record,” you have several choices. You can vote your shares by proxy:

■	Via the Internet;
■	By telephone; or
■	By mailing your proxy card.

Please refer to the specific instructions set forth on the enclosed printed proxy card or voting instruction form. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. As such, please have readily available the control number provided to you on your proxy form when voting via the Internet or by telephone. If you hold your shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the meeting?

If you are a “stockholder of record,” you may vote your shares in person at the virtual meeting by visiting https://edge.media-server.com/mmc/p/7vduoyjr; passcode: digitalbridge2026 (unique 11-digit control number required). To vote, you will need your control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. Please note that even if you plan to virtually attend the 2026 Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your voting in person (virtually) at the 2026 Annual Meeting will automatically result in the revocation of any previously submitted proxy.

If you hold your shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting, and you will be assigned a virtual control number in order to vote your shares during the 2026 Annual Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

■	Proposal 1: FOR all of the nominees for election as directors named on the enclosed proxy card.
■	Proposal 2: FOR the advisory vote to approve executive compensation.
■	Proposal 3: FOR approval of an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan.
■	Proposal 4: FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

What are broker non-votes and how will they affect voting?

Under applicable NYSE rules, brokers holding shares of our Class A common stock for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Broker non-votes may arise in the context of voting for the proposals related to the election of directors, the approval of the advisory vote to approve executive compensation and the approval of an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the broker will be

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

unable to vote for these proposals. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026 is a matter considered routine under applicable NYSE rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.

Abstentions and broker non-votes will not be counted as votes cast and, as a result, will have no impact on the outcome of the election of directors and the advisory vote to approve executive compensation.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card and sign the proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR the approval on a non-binding, advisory basis, of the compensation of our named executive officers, FOR the approval of an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan and FOR ratification of the appointment of our independent registered public accounting firm).

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares.

Proposal Number	Vote Required	Impact of Abstentions and Broker Non-Votes, if Any
1	Each director nominee will be elected by a majority of the votes cast. Stockholders may not cumulate votes.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
2	This proposal is advisory and not binding. We will consider stockholders to have approved the proposal if it is approved by a majority of the votes cast.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
3	A majority of the votes cast.	Abstentions/broker non-votes will not be counted as votes cast and will have no impact on the outcome.
4	A majority of the votes cast.	Abstentions will not be counted as votes cast and will have no impact on the outcome. Brokers have discretion to vote on this proposal.

Why did I receive more than one Notice or proxy card?

You will receive multiple notices or proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

Can I change my vote after I have mailed in my proxy card?

If you are a “stockholder of record,” you may revoke your proxy by doing one of the following:

■	By authorizing a new proxy via telephone or Internet and submitting it so that it is received by 11:59 p.m. (Eastern Time) on May 27, 2026;
■	By sending written notice of revocation to our Chief Legal Officer and Secretary at 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487, which notice must be received by 5:00 p.m. (Eastern Time) on May 27, 2026;

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

■	By signing a later-dated proxy card and submitting it to our Chief Legal Officer and Secretary at 750 Park of Commerce Drive, Suite 210, Boca Raton, FL 33487, so that it is received by 5:00 p.m. (Eastern Time) on May 27, 2026; or
■	By attending the meeting and voting your shares in person.

If you require assistance in changing or revoking your proxy, please contact the Company’s proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (866) 342-4882

Email: DBRG@dfking.com

What happens if additional matters are presented at the 2026 Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2026 Annual Meeting. If other matters requiring a vote do properly come before the 2026 Annual Meeting, any proxies received by us will be voted in the discretion of the proxy holders.

Who will count the votes?

A representative of Equiniti Trust Company, LLC will be present at the meeting to count the votes and act as the independent inspector of election. We will publish the voting results in a filing with the SEC by the end of the fourth business day after the 2026 Annual Meeting.

Who pays the cost of this proxy solicitation?

As this proxy solicitation is by and on behalf of the Board of Directors, the Company will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. The Company has retained D.F. King to provide proxy solicitation services. Under our agreement with D.F. King, D.F. King will receive a fee of up to $15,000 plus the reimbursement of reasonable expenses. D.F. King will solicit proxies by mail, telephone, facsimile or email.

Is this Proxy Statement the only way that proxies are being solicited?

Certain officers, directors, employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Will my vote impact the Merger?

No, your vote on the proposals contained in this Proxy Statement will have no impact on the pending Merger or on the consideration payable to stockholders upon consummation of the Merger.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Attend Our 2026 Annual Meeting of Stockholders

Date and Time	Location	Record Date
May 28, 2026, at 9:00 a.m., Eastern Time	https://edge.media-server.com/mmc/p/7vduoyjr	April 24, 2026

The 2026 Annual Meeting will be held on Tuesday, May 28, 2026 commencing at 9:00 a.m. Eastern Time. The 2026 Annual Meeting will be held in a virtual meeting format only and can be accessed online at https://edge.media-server.com/mmc/p/7vduoyjr. There is no physical location for the 2026 Annual Meeting.

To attend and participate in the virtual Annual Meeting, please visit https://edge.media-server.com/mmc/p/7vduoyjr. Click on “I have a control number” enter the control number found on your notice of meeting or proxy card you previously received and enter the password digitalbridge2026 (the password is case sensitive). You will be able to submit questions during the meeting via live audio webcast. During the 2026 Annual Meeting, we will attempt to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. Additionally, if we receive substantially similar questions, we may group such questions together and provide a single response for efficiency and to avoid repetition.

If you hold your shares in “street name,” you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting. Your broker may require you to obtain a legal proxy which must reflect the number of shares you hold along with your name and email address. The legal proxy must then be submitted to EQ at proxy@equiniti.com, by fax to 718-765-8730, or mailed to:

Equiniti Trust Company, LLC Attn: Proxy Tabulation Department

1110 Centre Pointe Curve Suite 101

Mendota Heights, MN 55120

Your submission to EQ must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 27, 2026. A confirmation of registration email and 11-digit voter control number from EQ will be issued after registration materials have been received.

Online access to the webcast will open 30 minutes prior to the start of the 2026 Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time.

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OTHER
INFORMATION

Stockholder Proposals and Director Nominations for 2027

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders if they are received at our principal executive office, on or before December 28, 2026.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2027 Annual Meeting of Stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at our principal executive office at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or between November 28, 2026 and 5:00 p.m., Eastern Time, on December 28, 2026, based on the date of this year’s Proxy Statement, as defined in our bylaws, of April 27, 2026).

Annual Report

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2025 is being mailed with these proxy materials to stockholders entitled to vote at the annual meeting. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to:

DigitalBridge Group, Inc.,
Attn: Chief Legal Officer and Secretary.
750 Park of Commerce Drive,
Suite 210,
Boca Raton, FL 33487

If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www. equiniti.com and click on “Login” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.

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OTHER INFORMATION

Where You Can Find More Information

We make available free of charge through our website at www.digitalbridge.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

Eliminating Duplicate Mailings

If you share an address with one or more other stockholders, you may have received notification that you will receive only a single copy of the Annual Report or this Proxy Statement for your entire household unless you or another stockholder at that address notify our transfer agent that they wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs.

If you wish to receive free of charge a separate Annual Report or Proxy Statement this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding,” please contact our transfer agent, Equiniti Trust Company, LLC, our transfer agent, at 1-800-937-5449 or by mail to Equiniti Trust Company, LLC, Attn: Shareholder Services, 850 3rd Ave Suite 411, Brooklyn NY 11232. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or accessible through these websites is not part of this Proxy Statement.

Non-GAAP Financial Measures

We refer to non-GAAP financial measures and certain other metrics within this Proxy Statement. The below provides definitions for these measures and metrics and reconciliations to GAAP measures.

We report the following non-GAAP financial measures attributable to the Operating Company: Fee Related Earnings (“FRE”) and Distributable Earnings (“DE”). FRE and DE are common metrics utilized in the investment management sector.

We present FRE and DE at the DigitalBridge Operating Company, LLC level, that is, net of amounts attributed to noncontrolling interests, which include (i) carried interest allocations to certain senior executives of the Company and a third-party investor; (ii) equity interests held by current and former employees and a third-party investor in general partner entities of the Company's sponsored funds; and (iii) limited partners of consolidated funds.

We believe the non-GAAP financial measures of FRE and DE supplement and enhance the overall understanding of our underlying financial performance and trends, and facilitate comparison among current, past and future periods and to other companies in similar lines of business. We use FRE and DE in evaluating

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OTHER INFORMATION

the Company’s ongoing business performance and in making operating decisions. For the same reasons, we believe FRE and DE are useful financial measures to the Company’s investors and analysts.

As we evaluate profitability based upon continuing operations, these non-GAAP measures exclude results from discontinued operations. DE presented for the 2023 comparative period has been recast to exclude the Operating segment which qualified as discontinued operations on December 31, 2023.

These non-GAAP financial measures should be considered as a supplement to and not an alternative or in lieu of GAAP net income (loss) as measures of operating performance, or to cash flows from operating activities as indicators of liquidity. Our calculation of these non-GAAP measures may differ from methodologies utilized by other companies for similarly titled performance measures and, as a result, may not be fully comparable to those calculated by our peers.

Distributable Earnings (DE)

DE generally represents net realized earnings of the Company and is an indicative measure used by the Company to assess ongoing operating performance and in making decisions related to distributions and reinvestments. Accordingly, we believe DE provides investors and analysts transparency into the measure of performance used by the Company in its decision making.

DE is an after-tax measure that reflects the ongoing operating performance of the Company’s core business by including earnings that are realized and generally excluding non-cash expenses, other income (loss) items that are unrealized and items that may not be indicative of core operating results. This allows the Company and its investors and analysts to assess its operating results on a more comparable basis period-over-period.

Realized earnings included in DE are generally comprised of fee revenue, including all incentive fees, realized principal investment income (loss), distributed carried interest, interest and dividend income. Income (loss) on principal investments is realized generally when all or a portion of an investment is disposed, redeemed or repaid or if the Company no longer retains control, or when the Company receives income such as dividends, interest or other distributions of earnings.

The following items are excluded from DE: transaction-related costs; non-core items; other gain (loss); unrealized principal investment income (loss); non-cash depreciation and amortization expense, non-cash impairment charges (if any); amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated expense; non-cash equity-based compensation costs; and preferred stock redemption gain (loss).

Transaction-related costs are incurred in connection with acquisitions and costs of unconsummated transactions. Non-core items primarily include acquisition-related compensation and certain severance costs, as well as litigation and settlement-related matters, which are presented within compensation expense—cash and equity-based, administrative and other expenses, and other gain (loss), net on the GAAP income statement. These costs, along with certain other gain (loss) amounts, are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance.

Other items excluded from DE are generally non-cash in nature, including income (loss) items that are unrealized, or otherwise do not represent current or future cash obligations such as amortization of deferred financing costs. These items are excluded from DE as they do not contribute to the measurement of DE as a net realized earnings measure that is used in decision making related to distributions and reinvestments.

Income taxes applied in the determination of DE generally represents GAAP income tax related to continued operations, and includes the benefit of deductions available to the Company on certain expense items

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OTHER INFORMATION

excluded from DE (for example, equity-based compensation). As the income tax benefit arising from these excluded expense items do affect actual income tax paid or payable by the Company in any one period, the Company believes their inclusion in DE is appropriate to more accurately reflect amounts available for distribution.

Fee Related Earnings (FRE)

FRE is used to assess the extent to which direct base compensation and core operating expenses are covered by recurring fee revenues in our investment management business. FRE represents recurring fee revenue, including incentive fees that are not subject to realization events related to underlying fund investments, net of compensation and administrative expenses. Such expenses generally exclude non-cash equity-based compensation, carried interest compensation, and placement fee expense. Also, consistent with DE, FRE excludes non-core items, and presents costs reimbursable by our managed funds on a net basis (as opposed to a gross-up of other income and administrative expenses).

Fee revenues earned from consolidated funds are eliminated in consolidation. However, because the fees are funded by and earned from third party investors in these consolidated funds who represent noncontrolling interests, our allocated share of net income from the consolidated funds is increased by the amount of fees that are eliminated. The elimination of these fees, therefore, does not affect net income (loss) attributable to DBRG. Accordingly, FRE is presented without giving effect to the elimination of fee revenue to the extent such fees meet the definition of FRE.

FRE does not include distributed carried interest as these are not recurring revenues and are subject to variability given that they are dependent upon realization events related to underlying fund investments. Placement fees are also excluded from FRE as they are inconsistent in amount and frequency depending upon timing of fundraising for our funds. Other items excluded from FRE include realized principal investment income (loss); and interest, dividend and other income, all of which are not core to the investment management fee service business. Unlike DE, which is a post-tax measure, FRE is a pre-tax measure and does not incorporate the effect of income taxes.

We believe that FRE is a useful measure to investors as it reflects the Company’s profitability based upon recurring fee streams that are not subject to realization events related to underlying fund investments, and without the effects of income taxes, leverage, non-cash expenses, income (loss) items that are unrealized and other items that may not be indicative of core operating results in an investment management fee service business. This allows for better comparability of the Company's profitability on a recurring and sustainable basis and relative to its peers.

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OTHER INFORMATION

DE and FRE reconciliations

	Year Ended December 31,
(In thousands)	2025	2024
Net income (loss) attributable to common stockholders	$83,233	$11,881
Net income (loss) attributable to noncontrolling interests in Operating Company	3,177	683
Net income (loss) attributable to Operating Company	86,410	12,564
Transaction-related costs and non-core items	4,662	31,906
Other (gain) loss, net	(59,832)	(61,988)
Unrealized principal investment income	(59,987)	(11,659)
Unrealized carried interest, net of expense (allocation) reversal	14,739	(46,556)
Equity-based compensation	35,302	35,676
Depreciation and amortization expense	29,454	33,706
Amortization of deferred financing costs, debt premiums and discounts	2,442	2,296
Preferred stock redemption (gain) loss	—	—
Adjustments attributable to noncontrolling interests in investment entities	39,293	36,487
OP share of (income) loss from discontinued operations	4,327	20,064
Distributable Earnings, after tax—attributable to Operating Company	96,810	52,496
Adjustments attributable to Operating Company:	—	—
Realized principal investment income	(19,553)	(15,884)
Distributed carried interest and incentive fees subject to realization events, net of associated expense allocation	(864)	(285)
Interest, dividend and other income	(15,777)	(14,424)
Interest expense and preferred dividends	72,061	72,672
Placement fee and other expenses	3,578	9,590
Income tax (benefit) expense	5,708	2,944
Start-up FRE	—	—
Fee-Related Earnings - attributable to Operating Company	$141,963	$107,109

Other Definitions

Fee Earning Equity Under Management (FEEUM)

FEEUM represents the total capital managed by the Company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM is generally based upon committed capital, invested capital, NAV or GAV, pursuant to the terms of each underlying investment management agreement.

FEEUM Capital Raise

FEEUM Capital Raise is defined as the amount of new fee earning capital raised by the Company during the applicable fiscal year.

92 | DIGITALBRIDGE 2026 PROXY STATEMENT

EXHIBIT A:

FIRST AMENDMENT TO DIGITALBRIDGE GROUP, INC. 2024 OMNIBUS STOCK INCENTIVE PLAN

FIRST AMENDMENT TO DIGITALBRIDGE GROUP, INC. 2024 OMNIBUS STOCK INCENTIVE PLAN EFFECTIVE AS OF MAY 28, 2026

The DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan, effective as of April 26, 2024 (the “Plan”), is hereby amended, effective as of and subject to approval of this First Amendment by the stockholders of DigitalBridge Group, Inc. (the “Company”) on May 28, 2026 (the “Amendment Date”), as follows:

1.	Section 4 of the Plan is hereby amended and replaced in its entirety with the following:

Section 4              Shares Reserved for Issuance Under the Plan.

The total number of shares of Stock reserved for issuance under the Plan shall be (i) 5,500,000 shares of Stock as of the Effective Date, plus (ii) 6,000,000 shares of Stock as of the Amendment Date, subject to adjustment as provided in Section 5(a) (the “Share Limit”). For purposes of this limitation, (a) the shares of Stock underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan, and (b) the number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of a Stock Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled Stock Appreciation Right, (iii) purchased by the Company with proceeds from Stock Option exercises or (iv) held back upon settlement of an Award to cover the tax withholding. Subject to such overall limitations, shares of Stock may be issued up to the Share Limit pursuant to Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, shares of Stock reacquired by the Company, or a combination thereof.

2.	Except as amended above, the Plan shall remain in full force and effect.

DIGITALBRIDGE 2026 PROXY STATEMENT | 93

EXHIBIT A: FIRST AMENDMENT TO DIGITALBRIDGE GROUP, INC. 2024 OMNIBUS STOCK INCENTIVE PLAN

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this [24th] day of April, 2026.

DIGITALBRIDGE GROUP, INC. By:
Name: Title:

94 | DIGITALBRIDGE 2026 PROXY STATEMENT

750 Park of Commerce Drive | Boca Raton, Florida 33487 | www.digitalbridge.com

NYSE: DBRG

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 DIGITALBRIDGE GROUP, INC. Proxy for Annual Meeting of Stockholders on May 28, 2026 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Thomas Mayrhofer and Geoffrey Goldschein, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of DigitalBridge Group, Inc., to be held virtually at edge.media-server.com/mmc/p/7vduoyjr; passcode: digitalbridge2026 (unique 11-digit control number required) on May 28, 2026, at 9:00 a.m. Eastern Time, and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side. (Continued and to be signed on the reverse side.) 1.1

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026. The Notice of Meeting, Proxy Statement, and Annual Report are available at www.astproxyportal.com/ast/26965 ANNUAL MEETING OF STOCKHOLDERS OF DIGITALBRIDGE GROUP, INC. May 28, 2026, at 9:00 a.m. Eastern Time 00003333333333330000 6 052826 INTERNET - Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone tele-phone and follow the instructions. Have your proxy card available when you call. Vote online or by phone until 11:59 p.m. Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit edge.media-server.com/mmc/p/7vduoyjr with the passcode: digitalbridge2026 and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4. 1. To elect 9 directors nominated by our Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified James Keith Brown Nancy A. Curtin Jeannie H. Diefenderfer Marc C. Ganzi Gregory J. McCray Sháka Rasheed Dale Anne Reiss David M. Tolley Jay Wintrob 2. To approve, on a non-binding, advisory basis, named executive officer compensation 3. To approve an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan 4. To ratify the appointment of Ernst & Young LLP as independ-ent registered public accounting firm for the fiscal year ending December 31, 2026 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN CONTROL NUMBER

ANNUAL MEETING OF STOCKHOLDERS OF DIGITALBRIDGE GROUP, INC. May 28, 2026 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026. The Notice of Meeting, Proxy Statement, and Annual Report are available at www.astproxyportal.com/ast/26965 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4. 1. To elect 9 directors nominated by our Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified James Keith Brown Nancy A. Curtin Jeannie H. Diefenderfer Marc C. Ganzi Gregory J. McCray Sháka Rasheed Dale Anne Reiss David M. Tolley Jay Wintrob 2. To approve, on a non-binding, advisory basis, named executive officer compensation 3. To approve an amendment to the DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan 4. To ratify the appointment of Ernst & Young LLP as independ-ent registered public accounting firm for the fiscal year ending December 31, 2026 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, AND 4 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00003333333333330000 6 052826 FOR AGAINST ABSTAIN